                                                                 Exhibit 10.12

                          LEHMAN BROTHERS HOLDINGS INC.

                                   Sublandlord

                                       and

                     FRANKLIN CREDIT MANAGEMENT CORPORATION

                                    Subtenant

             ------------------------------------------------------



                                    SUBLEASE

             ------------------------------------------------------


                                  March 4, 2005

                                TABLE OF CONTENTS

1.   Term...................................................................   2
2.   Annual Fixed Rent and Additional Rent..................................   2
3.   Use of the Sublease Premises...........................................   4
4.   Incorporation of Overlease Terms.......................................   4
5.   Non-Applicability of Certain Provisions of the Overlease...............   7
6.   Sublease Subject to Overlease..........................................   8
7.   Utilities and Services.................................................  10
8.   Compliance with Law....................................................  10
9.   Alterations............................................................  10
10.  Signage................................................................  11
11.  Insurance..............................................................  11
12.  Non-Liability and Indemnification......................................  12
13.  Access; Change in Facilities...........................................  13
14.  Damage or Destruction..................................................  13
15.  Eminent Domain.........................................................  14
16.  At End of Term.........................................................  15
17.  Environmental Matters; Compliance with Law.............................  16
18.  Rules and Regulations..................................................  17
19.  Estoppel Certificates..................................................  17
20.  No Personal Liability..................................................  18
21.  No Recording...........................................................  18
22.  Smoking Policy.........................................................  18
23.  No Assignment or Subletting............................................  18
24.  Additional Rights and Services.........................................  26
25.  Right of First Offer...................................................  27
26.  Right of First Offer for 40th Floor....................................  31
27.  Brokerage..............................................................  34
28.  Assignment of the Overlease............................................  34
29.  Notices and Cure Periods; Conditions of Limitation and Remedies........  34
30.  Condition of the Sublease Premises; Sublandlord's Contribution.........  36
31.  Security...............................................................  38
32.  Miscellaneous..........................................................  40
33.  Valid Authority........................................................  40
34.  Failure to Give Possession.............................................  41
35.  Consent of Overlandlord under the Overlease............................  41
36.  Termination of Overlease...............................................  41
37.  Sublandlord Consent....................................................  42
38.  Subtenant Default......................................................  42
39.  Sublandlord Default....................................................  42
40.  Governmental Incentives................................................  43
41.  Quiet Enjoyment........................................................  43
42.  Attorneys' Fees........................................................  43

EXHIBIT A - Floor Plan of Sublease Premises

EXHIBIT B - Overlease
EXHIBIT C - Plans and Specifications
EXHIBIT D - Form of Letter of Credit
EXHIBIT E - Exclusions from Incorporated Provisions
SCHEDULE 1 - Sublandlord Furniture
SCHEDULE 2 - Sublandlord's Work

                                    SUBLEASE

          AGREEMENT OF SUBLEASE ("Sublease") dated as of the 4th day of March 2005, by and between Lehman Brothers Holdings Inc., a Delaware corporation having an office at 745 Seventh Avenue, New York, New York 10019 ("Sublandlord"), and Franklin Credit Management Corporation, a Delaware corporation having an office at Six Harrison Street, New York, New York 10013 ("Subtenant").

                              W I T N E S S E T H:

          WHEREAS, by Lease dated as of October 13, 1993, between 101 Hudson Leasing Associates ("Overlandlord"), as landlord, and Sublandlord, as tenant, and as amended by Lease Term Commencement Date Agreement dated as of June 30, 1994, First Amendment to Lease dated as of August 30, 1994, Second Amendment to Lease dated as of June 30, 1995, Third Amendment to Lease dated as of April, 1996, Fourth Amendment to Lease dated as of July 15, 1998, Fifth Amendment to Lease dated as of March, 2000, Agreement to Partially Surrender Space and Sixth Amendment of Lease dated as of June 1, 2004, and Agreement to Partially Surrender Space and Seventh Amendment of Lease dated as of November 17, 2004 (collectively, the "Overlease"), Sublandlord leased from Overlandlord certain premises (the "Premises") in the building (the "Building") located at 101 Hudson Street, Jersey City, New Jersey (and more fully described in the Overlease) for a term to expire on December 31, 2010 (subject to renewal or earlier termination in accordance with the terms thereof); and

          WHEREAS, Subtenant desires to sublet from Sublandlord the entire twenty-fifth (25th) floor of the Building, consisting of approximately 33,866 rentable square feet (which Sublandlord represents was measured in accordance with BOMA standards) as more particularly shown on the floor plan annexed hereto and made a part hereof as Exhibit A (the "Sublease Premises"), upon the terms and subject to the provisions and conditions hereinafter set forth;

          NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants, conditions and agreements hereinafter contained, do hereby agree as follows:

          1. Term. Sublandlord hereby sublets the Sublease Premises to Subtenant, and Subtenant hereby sublets the Sublease Premises from Sublandlord, for a term (the "Term") which shall commence on the date (the "Commencement Date") that shall be fifteen (15) days after the latest to occur of (i) the execution and delivery of this Sublease by the parties hereto, (ii) the date that Overlandlord shall have consented to this Sublease and shall have agreed to enter into a direct lease with Subtenant effective as of the Expiration Date with respect to the Sublease Premises, (iii) delivery of the Sublease Premises to Subtenant and (iv) substantial completion of Sublandlord's Work (as hereinafter defined), and which shall end on December 30, 2010 (the "Expiration Date"), unless sooner terminated in accordance with the provisions of this Sublease. Sublandlord shall notify Subtenant when Sublandlord's Work is substantially complete. If the Commencement Date does not occur on or prior to the ninetieth (90th) day after the date hereof, then Subtenant shall have the right to terminate this Lease, by giving notice thereof to Sublandlord not later than the one hundredth tenth (110th) day after the date hereof (it being understood that time shall be of the essence as to the date by which Subtenant has the right to exercise such right to terminate the Sublease).

          2. Annual Fixed Rent and Additional Rent.

               A. Subject to Subparagraph 2I below, Subtenant covenants and agrees that, during and throughout the entire Term, Subtenant shall pay to Sublandlord annual fixed rent ("Fixed Rent") in the amount of Seven Hundred Sixty One Thousand Nine Hundred Eighty Five and no/100 Dollars ($761,985.00) per annum (in monthly installments of Sixty Three Thousand Four Hundred Ninety Eight and 75/100 Dollars ($63,498.75) during and for the period commencing on the Commencement Date and continuing through and including the Expiration Date, which annual amount (including any increases to same pursuant to the terms of this Sublease) shall be increased by the sum of $33,866 on each anniversary of the Commencement Date (with a corresponding increase to each monthly installment (including any increases to same pursuant to the terms of this Sublease) in the sum of $2,822.17 on each anniversary of the Commencement Date). Subtenant covenants and agrees to pay the Fixed Rent to Sublandlord, in lawful money of the United States, in equal monthly installments in advance, on or prior to the first day of each calendar month during the Term, without any deduction, offset, abatement, defense and/or counterclaim whatsoever, except as otherwise expressly set forth herein. The monthly installment of Fixed Rent payable on account of any partial calendar month during the Term, if any, shall be prorated.

               B. In addition to the Fixed Rent payable hereunder, Subtenant covenants to pay, for each Calendar Year, any part of which shall occur during the Term, as additional rent ("Additional Charges"), without any deduction, offset, abatement, defense and/or counterclaim whatsoever (except as otherwise expressly set forth herein), the charges that are set forth herein, including, without limitation, all amounts that are required to be paid as Additional Rent to Overlandlord pursuant to the terms of the Overlease that are incorporated in this Sublease pursuant to the terms hereof and which are payable with respect to the Sublease Premises for periods occurring wholly or in part within the Term.

               C. Subtenant shall pay all Additional Charges payable under said Subparagraph 2B directly to Sublandlord at least five (5) Business Days prior to the respective due dates under the Overlease for the payment of such charges.

               D. Subject to the provisions of Subparagraph 2E below, all payments of Fixed Rent and Additional Charges (Fixed Rent and Additional Charges are collectively referred to herein as "Rent") shall be made by good and sufficient check (subject to collection) currently dated, drawn on a bank which is a member of the New York Clearing House or any successor thereto, issued directly from Subtenant, without endorsements, to the order of Lehman Brothers Holdings Inc.

               E. Upon at least thirty (30) days prior written notice to Sublandlord, Subtenant may elect to pay monthly installments of Fixed Rent and/or Additional Charges at a domestic bank identified by Sublandlord, by wire transfer of immediately available federal funds, to the account of Sublandlord. If Subtenant shall have elected to pay Fixed Rent and/or Additional Charges by wire transfer, then Subtenant shall not be in default of Subtenant's obligation to pay Fixed Rent and/or Additional Charges, nor shall any interest be imposed, if and for so long as Subtenant shall timely comply with Sublandlord's wire instructions in connection with such payments. Accordingly, if Subtenant shall have timely complied with Sublandlord's instructions pertaining to a wire transfer, but the funds shall thereafter have been misdirected or not accounted for properly by the recipient bank designated by Sublandlord, then the same shall not relieve Subtenant's obligation to make the payment so wired, but shall toll the due date for such payment until the wired funds shall have been located. Except as expressly provided to the contrary in this Subparagraph 2E, in no event shall Subtenant's wiring of any Rent to Sublandlord as provided herein be deemed any waiver of Sublandlord's rights and remedies under this Sublease.

               F. Intentionally Omitted.

               G. Notwithstanding anything to the contrary contained in this Sublease, all sums of money, other than Fixed Rent, as shall become due and payable by Subtenant to Sublandlord under this Sublease shall be deemed to be Additional Charges, and Sublandlord shall have the same rights and remedies in the event of non-payment of Additional Charges as are available to Sublandlord for the non-payment of Fixed Rent.

               H. Modifying the provisions of Section 6.1 of the Overlease, as such provisions pertain to this Sublease, the references therein to Base Rent, Tenant's Proportion [sic] Share of Operating Expenses, Floor Common Area Costs and the Management Fee shall be deemed to refer collectively to Fixed Rent and Additional Charges.

               I. Notwithstanding anything to the contrary provided in Subparagraph 2A above, Sublandlord hereby excuses Subtenant's obligation to pay Fixed Rent for the seven (7) month period commencing on the Commencement Date.

               J. In the event that Overlandlord permits Subtenant to make payments of the Fixed Rent and/or Additional Charges directly to Overlandlord, then at Sublandlord's option Subtenant shall make such payments directly to Overlandlord in lieu of

Sublandlord, with simultaneous proof of each such payment sent to Sublandlord in a form reasonably satisfactory to Sublandlord, and such payment shall satisfy Subtenant's corresponding obligation hereunder; provided, however that subject to the terms of the Overlease, (i) Sublandlord reserves the right at any time to cause Subtenant to resume making such payments directly to Sublandlord and (ii) in no event shall such arrangement be deemed to create a landlord-tenant relationship between Overlandlord and Subtenant.

          3. Use of the Sublease Premises. Subtenant shall use and occupy the Sublease Premises for general and executive offices and uses incidental thereto in accordance with the terms and conditions of the Overlease (the "Permitted Use"), and for no other purpose, and further covenants not to do any act which will result in a violation of the Overlease.

          4. Incorporation of Overlease Terms.

               A. All capitalized and other terms not otherwise defined herein shall have the meanings ascribed to them in the Overlease, unless the context clearly requires otherwise.

               B. Except as herein otherwise expressly provided, all of the terms, provisions, covenants and conditions contained in the Overlease are hereby made a part hereof to the extent they apply to the Sublease Premises during the Term. Subject to the terms of the immediately preceding sentence, the rights and obligations contained in the Overlease are, during the term of this subletting, hereby imposed upon the respective parties hereto, with Sublandlord being substituted for "Landlord", and Subtenant being substituted for "Tenant", with respect to the Overlease; provided, however, that Sublandlord shall not be liable to Subtenant for any failure in performance resulting from the failure in performance by Overlandlord under the Overlease of the corresponding covenant of the Overlease (except to the extent any such failure results from a default by Sublandlord under the Overlease), and Sublandlord's obligations hereunder are accordingly conditional where such obligations require such parallel performance by Overlandlord. It is expressly agreed that notwithstanding the incorporation of any provisions of the Overlease in this Sublease, Sublandlord shall not be obligated to perform any obligation which is the obligation of Overlandlord under the Overlease, except as otherwise expressly set forth herein. Sublandlord shall have no liability to Subtenant by reason of the default of Overlandlord under the Overlease. Subtenant recognizes that Sublandlord is not in a position and shall not be required to render any of the services or utilities, to make repairs, replacements, restorations, alterations or improvements or to perform any of the obligations required of Overlandlord by the terms of the Overlease. Subtenant also recognizes that those representations, warranties and covenants made by Sublandlord to Subtenant per the terms of this Subparagraph 4B regarding compliance with laws or Hazardous Materials shall be based solely on the representations, warranties and covenants made by Overlandlord to Sublandlord under the Overlease, and that any certifications that Sublandlord shall be required to deliver with respect to any such matters shall be based solely on the certifications delivered by Overlandlord to Sublandlord under the Overlease; provided, however, that to the extent any such representations and warranties were made to the knowledge of Overlandlord, such representations and warranties shall include the actual knowledge of Sublandlord at the time such representations and warranties are made to Subtenant. Sublandlord agrees, however, to use commercially reasonable efforts to enforce Sublandlord's rights against Overlandlord under the Overlease for the benefit of Subtenant to the extent that such rights are related to the Sublease Premises, upon Subtenant's written request therefor (and to forward to Overlandlord any notices or requests for consent as Subtenant may reasonably request). To the extent such enforcement arises out of an action by Subtenant not expressly permitted by the terms of the Overlease, Subtenant shall promptly reimburse Sublandlord for any and all costs which Sublandlord shall incur in expending such efforts, and Subtenant does hereby indemnify and agree to hold Sublandlord harmless from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred by Sublandlord in expending such efforts, and such indemnity shall survive the Expiration Date or sooner termination of this Sublease. If, after written request from Subtenant, Sublandlord shall fail or refuse to take action as required hereunder for the enforcement of Sublandlord's rights against Overlandlord with respect to the Sublease Premises within a reasonable period of time, Subtenant shall have the right to take such action in it own name (and Sublandlord shall reasonably cooperate with Subtenant in doing so), and for such purpose and only to such extent, all of the rights of Sublandlord under the Overlease are hereby conferred upon and conditionally assigned to Subtenant and Subtenant hereby is subrogated to such rights to the extent that the same shall apply to the Sublease Premises; provided, however, that (i) Subtenant shall only have such rights if Subtenant shall not be in default under this Sublease beyond applicable notice and/or cure periods, and (ii) Sublandlord shall have the right to require Subtenant to discontinue such action if in the reasonable opinion of Sublandlord such action may cause a cancellation, forfeiture or termination of the Overlease or Sublandlord's estate and rights thereunder with respect to the Premises. Nothing in this Subparagraph 4B shall require Sublandlord to institute any suit or action to enforce any such rights. Subtenant acknowledges that the failure of Overlandlord to provide any services or comply with any obligations under the Overlease shall not entitle Subtenant to any abatement or reduction in Rent payable hereunder, except to the extent that Subtenant would be entitled to an abatement or reduction in rent payable under the Overlease and Sublandlord actually receives such abatement or reduction from Overlandlord. Sublandlord recognizes that those representations, warranties and covenants made by Subtenant to Sublandlord under the incorporated terms of the Overlease shall apply only to the Sublease Premises.

               C. Wherever the Overlease refers to the "Premises", such references for the purposes hereof shall be deemed to refer to the Sublease Premises.

               D. Wherever the Overlease refers to the "Lease", such references for the purposes hereof shall be deemed to refer to this Sublease.

               E. Wherever the Overlease refers to "Base Rent", such references for the purposes hereof shall be deemed to refer to Fixed Rent.

               F. Wherever the Overlease refers to "Additional Rent", such references for the purposes hereof shall be deemed to refer to Additional Charges.

               G. Wherever the Overlease refers to "Tenant's Work", such references for the purposes hereof shall be deemed to refer to Subtenant's Work.

               H. Wherever the Overlease refers to a "Notice", such references for the purposes hereof shall be deemed to refer to a notice described in Subparagraph 29A of this Sublease.

               I. All references in the Overlease to "Operating Expenses", "Tenant's Proportionate Share", the "Management Fee", the "Floor Common Areas", the "Floor Common Area Costs", and the "Generator/UPS Costs" shall be deemed deleted.

               J. All references in the Overlease to the "Security Area" shall be deemed deleted.

               K. Wherever the Overlease refers to an obligation of the landlord thereunder being part of "Landlord's Work", such obligation shall be deemed to have been satisfied, and Sublandlord shall have no obligation to perform such obligation.

               L. Wherever the Overlease refers to payment being made in accordance with Article 5 of the Overlease, such payment for the purposes hereof shall be required to be made in accordance with Paragraph 2 of this Sublease.

               M. Wherever the Overlease refers to an obligation commencing on the Base Rent Commencement Date or the Additional Rent Commencement Date, such obligation shall be deemed to commence on the first day following the expiration of the rent concession period described in Subparagraph 2I above.

               N. Sublandlord represents that, as of the date hereof, (i) the Overlease annexed hereto as Exhibit B and made a part hereof is a true and complete copy of the Overlease; (ii) to Sublandlord's actual knowledge (but without having made any independent investigation), no event has occurred which with the passage of time or giving of notice, or both, could ripen into a default under the Overlease nor has Sublandlord given or received any notice of default under the Overlease; (iii) there are no offsets or defenses existing against the enforcement of the Overlease; (iv) to Sublandlord's actual knowledge (but without having made any independent investigation), no condemnation proceeding is pending or threatened against the Building or the Sublease Premises; and (v) to Sublandlord's actual knowledge (but without having made any independent investigation), there is no pending or threatened litigation affecting Sublandlord's interest in the Overlease or in the Sublease Premises.

               O. Notwithstanding anything in the Overlease to the contrary, Subtenant hereby agrees to pay to Sublandlord monthly an amount equal to Sublandlord's actual cost of providing chilled water to the Sublease Premises during the Term, based on submeter readings for the Sublease Premises (the "Chilled Water Cost"). For purposes of this Sublease, the Chilled Water Cost shall be deemed to be included within the definition of Additional Charges.

               P. Following receipt of any notice from the Overlandlord having an effect on this Sublease or the Sublease Premises, Sublandlord shall promptly deliver a copy of same to Subtenant.

          5. Non-Applicability of Certain Provisions of the Overlease.

               A. The following provisions of the Overlease shall not be incorporated in this Sublease by reference:

                    (i) the Fundamental Lease Provisions;

                    (ii) the following sections of the Overlease: Section 1.1,
Section 1.2.1 through Section 1.2.3, Section 1.2.6, the second sentence of
Section 1.2.7, Section 1.2.9, Section 1.2.10, Section 1.2.12, Section 1.2.13,
Section 1.2.20, Section 1.2.22.1, Section 1.2.23, Section 1.2.25.1, Section 1.2.26.1, Section 1.2.28, Section 1.2.30 through Section 1.2.42, Section 1.2.45 through 1.2.47, Section 1.2.56 through Section 1.2.62, Section 1.2.65, Section 1.2.66, Section 1.2.68 through Section 1.2.76, Section 1.2.78 through Section 1.2.83, Section 1.2.87 through Section 1.2.90, Section 1.2.97, Section 1.2.98,
Section 1.2.100 through Section 1.2.110 and Section 1.2.111.1, the portion of the first sentence of Section 8.1(iv) commencing with the words "provided, however" and the balance of such Section 8.1(iv), the second, fifth, sixth and seventh sentences of Section 8.1(vi), Section 8.1(viii), Section 8.2(b), Section 8.2(c), Section 8.2(d), the last sentence of Section 8.5, the first sentence of
Section 8.6(a)(i), Section 8.6(a)(ii), Section 8.6(b), Section 8.6(c), Section 8.7, Section 8.8(b), the third sentence of Section 8.9 and the balance of such
Section 8.9, the last sentence of Section 8.11, the third sentence of Section 8.12, Section 8.13, the first sentence of Section 9.1, the first and last sentences of Section 10.1, Section 10.2, Section 10.3, the last sentence of
Section 11.2(a), Section 11.2(c), the last sentence of Section 12.2, Section 12.7, the second and fifth sentences of Section 13.1, Section 14.3, Section 14.5, Section 17.1, Section 17.8, the second sentence of Section 18.3, the portion of the fourth sentence of Section 21.1 commencing with the words "provided such Superior Landlord" and the balance of such Section 21.1, Section 21.3, Section 24.1 through Section 24.7, the second sentence of Section 24.11,
Section 24.13, Section 25.1 through Section 25.4, Section 25.7, Section 26.2,
Section 34.1, Section 34.3(d), the first sentence of Section 34.4(b), Section 34.8(b), Section 34.9, Section 40.4, Section 40.13, and Section 40.20;

                    (iii) the following articles of the Overlease: Article 2,
Article 3, Article 4, Article 5, Article 7 (except Section 7.4), Article 15,
Article 16, Article 19, Article 20, Article 23, Article 29, Article 30, Article 31, Article 32, Article 33, Article 35, Article 36, Article 37, Article 38 and
Article 39;

                    (iv) the following Exhibits of the Overlease: Exhibit A, Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4, Exhibit A-5, Exhibit B, Exhibit D, Exhibit E, Exhibit F, Exhibit G, Exhibit H, Exhibit I, Exhibit J, Exhibit L, Exhibit M, Exhibit N, Exhibit P and Exhibit Q; and

                    (v) the Fifth Amendment to Lease dated as of March 2000 between Overlandlord and Sublandlord;

                    (vi) Sections 1 through 7, Sections 8(a)(i) through 8(a)(iii), Section 8(b)(ii) and Section 8(b)(iv) of the Agreement to Partially Surrender Space and Sixth Amendment of Lease and the balance of such agreement (except to the extent that each of those sections contain defined terms used in the remaining sections); and

                    (vii) Additionally, and without limiting anything else contained in this Sublease, those provisions of the Overlease that are set forth in Exhibit E attached hereto shall not be incorporated into this Sublease.

          6. Sublease Subject to Overlease.

               A. This Sublease is expressly made subject and subordinate to all of the terms and conditions of the Overlease and to all items and matters of record which the Overlease is subject and subordinate, except as specifically provided to the contrary in this Sublease, to the extent applicable to the Sublease Premises. Subtenant hereby assumes and covenants that, throughout the Term, Subtenant shall observe and perform all of the provisions of the Overlease (other than the provisions expressly excluded as set forth in Paragraph 5 above) to the extent applicable to the Sublease Premises, which are to be observed and performed by the tenant thereunder. Subtenant covenants that Subtenant shall not do any act, matter or thing which will be, result in, or constitute a violation or breach of or a default under the Overlease; it being expressly agreed to by Subtenant that any such violation, breach or default shall constitute a material breach by Subtenant of a substantial obligation under this Sublease, subject to the notice and cure periods herein provided. Subtenant hereby agrees that Subtenant shall indemnify and hold Sublandlord harmless from and against all claims, liabilities, penalties and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising from or in connection with any default by Subtenant in Subtenant's performance of those terms, covenants and conditions of the Overlease which are or shall be applicable to Subtenant, as above provided, and all amounts payable by Subtenant to Sublandlord on account of such indemnity shall be deemed to be Additional Charges hereunder and shall be payable upon demand. The indemnity set forth in the immediately preceding sentence shall survive indefinitely. In any case where the consent or approval of Overlandlord shall be required pursuant to the Overlease, Sublandlord's consent shall also be required hereunder.

               B. Subject to the terms of any SNDA (as hereinafter defined), if any, entered into between Overlandlord and Subtenant, Subtenant covenants and agrees that if, by reason of a default on the part of Sublandlord (as the tenant under the Overlease) under the Overlease, the Overlease or the leasehold estate created thereunder is terminated, then Subtenant will, at the option of Overlandlord, which shall be exercised in the sole and absolute discretion of the Overlandlord, attorn to Overlandlord on the terms and conditions set forth in this Sublease, and will recognize Overlandlord as Subtenant's landlord under this Sublease, provided that Overlandlord accepts such attornment, having no obligation to do so, in which event Overlandlord shall assume all prospective obligations of Sublandlord under this Sublease, provided that under no circumstances shall Overlandlord be liable for any brokerage commission due in connection with this Sublease or any renewal or extension thereof, and Overlandlord shall not be (i) liable in any way to Subtenant for any act or omission, neglect or default on the part of Sublandlord under this Sublease, except to the extent that (A) such act or omission, neglect or default continues after the date that Overlandlord succeeds to Sublandlord's interest in this Sublease and (B) such act or omission, neglect or default is of a nature that Overlandlord can cure by performing a service or making a repair, (ii) responsible for any monies owing by, or on deposit with, Sublandlord for the credit of Subtenant, whether in the nature of security or otherwise, unless and to the extent such monies are delivered to Overlandlord, (iii) subject to any offset or counterclaim which theretofore accrued to Subtenant against Sublandlord, (iv) bound by any previous prepayment of rent or additional rent for more than one month except in the nature of a security deposit, or (v) responsible for the performance or completion of any work to be done by Sublandlord under this Sublease to render the Sublease Premises ready for occupancy by Subtenant or by any monetary obligations of Sublandlord with respect to contributions to the cost of Subtenant's Work (as hereinafter defined).

               C. Subtenant agrees to be bound, for all purposes of this Sublease, by any modifications or amendments to the Overlease. Sublandlord agrees not to amend or modify the Overlease in any way that would discriminate against Subtenant, or which would increase Subtenant's monetary obligations hereunder, shorten the term hereof or decrease Subtenant's rights with respect to the Permitted Use of the Sublease Premises, or which would otherwise materially adversely affect Subtenant's rights or obligations hereunder or permit the same to be cancelled or terminated, without Subtenant's prior written consent, provided, however, that Sublandlord shall have the right to terminate this Sublease, and this Sublease shall be deemed terminated, in the event that the Overlease is terminated in accordance with the provisions of Article 24 or
Article 25 of the Overlease or Subparagraph 36B hereof.

               D. Subtenant shall not take any action or do or permit to be done anything which would result in any additional cost or other liability to Sublandlord except for customary tenant charges, the payment for which Subtenant shall be responsible. Sublandlord shall not take any action or do or permit to be done anything under the Overlease which would result in an additional cost or liability to Subtenant that Subtenant would not have had under the terms and provisions hereof.

               E. If there are any provisions in this Sublease that are inconsistent with the Overlease, the provisions of this Sublease shall govern unless to do so would result in a default under the Overlease in which case the terms of the Overlease shall govern.

          7. Utilities and Services. Supplementing those provisions of Article 8 of the Overlease that have been incorporated into this Sublease, as such provisions are applicable to the Sublease Premises, the term "Electrical Capacity" shall mean seven (7) watts per rentable square foot of space within the Sublease Premises. Subtenant shall contract directly with PSE&G for electrical service to the Sublease Premises and shall pay PSE&G all costs and expenses directly based upon the existing submeter for the Sublease Premises, without payment of any administration fee to Sublandlord. Sublandlord confirms that the electrical submeter on the twenty-fifth (25th) floor only measures the electricity used on the twenty-fifth (25th) floor.

          8. Compliance with Law. Supplementing those provisions of Article 10 of the Overlease that have been incorporated into this Sublease, as such provisions are applicable to the Sublease Premises, Subtenant shall pay all costs, expenses, fines, penalties and damages which may be imposed upon Sublandlord, Overlandlord, Master Landlord, and/or any mortgagee of the Land and/or the Building to the extent due to Subtenant's failure to fully and promptly comply with the provisions of Section 10.1 of the Overlease, as such provisions are applicable to the Sublease Premises.

          9. Alterations. Modifying (to the extent of any inconsistency between such provisions and this Paragraph 9) the provisions of Article 12 of the Overlease, as such provisions are applicable to the Sublease Premises:

               A. Any and all Alterations proposed to be made by Subtenant in the Sublease Premises (including, without limitation, Subtenant's Work) shall be subject to: (i) Sublandlord's prior written consent, which consent shall not be unreasonably withheld or conditioned, and if Sublandlord shall fail to approve or disapprove of Subtenant's proposed Alterations within five (5) Business Days of Subtenant's request thereof, such Alterations shall be deemed to be approved by Sublandlord (subject to Paragraph 9B below), provided that (x) such Alteration is non-structural, and (y) such Alteration does not affect or involve any portion of the Building or the Building systems outside of the Sublease Premises; (ii) if and to the extent that any such Alteration must be removed and restored pursuant to the Overlease, Subtenant will be deemed to have agreed to perform such removal and restoration on or prior to the Expiration Date; and
(iii) if and to the extent Overlandlord's consent would be required under the Overlease if Sublandlord, as tenant under the Overlease, were making such Alterations, Overlandlord's prior written consent. Sublandlord shall not charge Subtenant any supervisory fee in connection with Sublandlord's review of the construction of an Alteration. To the extent permitted by the Overlease, Subtenant shall have the right to construct any Alteration subject to and in accordance with the terms hereof during or after business hours; provided that Subtenant promptly reimburses Sublandlord for any costs incurred by Sublandlord under the Overlease in connection therewith. Such obligation to reimburse Sublandlord shall be deemed to be included in the definition of Additional Charges hereunder. At the time of Sublandlord's consent to a proposed Alteration by Subtenant, Sublandlord shall have the right to specify that, as a condition to such consent, such Alteration shall be removed from the Sublease Premises at the expiration or earlier termination of this Sublease. On or prior to the expiration or earlier termination of this Sublease, Subtenant shall so remove from the Sublease Premises such Alteration as so requested by Sublandlord, pursuant to the terms of Paragraph 16 below. If Sublandlord does not so specify that such Alteration shall be removed from the Sublease Premises, Subtenant shall not be obligated thereafter to remove such Alteration from the Sublease Premises, unless requested by the Overlandlord or required pursuant to the Overlease.

               B. In any instance where Overlandlord's consent to an Alteration proposed to be made by Subtenant shall be required, and Overlandlord shall withhold such consent, then Sublandlord's consent to such Alteration shall be deemed withheld, and Sublandlord shall not be deemed unreasonable in withholding such consent.

          10. Signage. Modifying (to the extent of any inconsistency between such provisions and this Paragraph 10) those provisions of Article 14 of the Overlease that have been incorporated into this Sublease, as such provisions are applicable to the Sublease Premises, the installation of any Tenant's Corridor Signs proposed to be installed by Subtenant in the Sublease Premises shall be subject to Overlandlord's prior written consent to the extent such consent would be required if Sublandlord, as tenant under the Overlease, were proposing the installation of such Tenant's Corridor Signs.

          11. Insurance. Modifying (to the extent of any inconsistency between such provisions and this Paragraph 11) the provisions of Article 17 of the Overlease, as such provisions are applicable to the Sublease Premises:

               A. Subtenant shall, at its own cost and expense, obtain, maintain and keep in force during the Term for the benefit of Sublandlord, Subtenant, Overlandlord and such other parties as are named in the Overlease, the coverage required under Article 17 of the Overlease.

               B. Sublandlord, Overlandlord and such other parties as are required to be named pursuant to the Overlease, including, without limitation, Overlandlord's agents and any mortgagee or lessor or lessee under any ground or underlying lease, shall be named as additional insureds in said policies and shall be protected against all liability occasioned by an occurrence insured against under said policies. All of said policies of insurance shall be: (i) written as "occurrence" policies, (ii) written as primary policy coverage and not contributing with or in excess of any coverage which Sublandlord may carry, and (iii) issued by insurance companies which are rated not less than "A" in Best's Key Rating Guide, and which are licensed to do business in the State of New Jersey. Said policies shall also provide that the insurer will give Sublandlord at least thirty (30) days prior written notice of cancellation of said policy or of any material modification thereof, and shall comply with all of the provisions of Article 17 of the Overlease. Subtenant shall deliver to Sublandlord the policies of insurance or certificates thereof, together with evidence of the payment of premiums thereon, prior to the Commencement Date, and shall thereafter furnish to Sublandlord, at least twenty (20) days prior to the expiration of any such policies and any renewals thereof, a new policy or certificate in lieu thereof, with evidence of the payment of premiums thereon.

               C. Subtenant shall pay all premiums and charges for all of said policies, and, if Subtenant shall fail to make any payment when due or carry any such policy within five (5) Business Days after Sublandlord delivers written notice of such failure to Subtenant, Sublandlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Sublandlord, with interest thereon at the interest rate specified in the Overlease for late payment of Base Rent from the date of such payment or the issuance of such policy, shall be repaid to Sublandlord by Subtenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Charges hereunder. Payment by Sublandlord of any such premium, or the carrying by Sublandlord of any such policy, shall not be deemed to waive or release the default of Subtenant with respect thereto.

               D. The waiver granted by Subtenant pursuant to Section 17.6 of the Overlease, as incorporated herein by reference, shall run in favor of Sublandlord, Overlandlord and such other parties as are named in the Overlease. The waiver granted by Overlandlord pursuant to Section 17.5 of the Overlease, incorporated herein by reference, shall be deemed given by Sublandlord and run in favor of Subtenant.

               E. Notwithstanding anything to the contrary contained in Article 17 of the Overlease, and notwithstanding the limits of insurance specified in this Paragraph 11, Subtenant agrees to defend, indemnify and hold harmless Sublandlord, and the agents, partners, shareholders, directors, officers and employees of Sublandlord, from and against all damage, loss, liability, cost and expense (including, without limitation, engineers', architects' and attorneys' fees and disbursements) resulting from any of the risks for which Subtenant is required to insure under this Paragraph 11 and said Article 17, but subject to the waiver of subrogation by Sublandlord pursuant to Paragraph 11(D). Such indemnification shall operate whether or not Subtenant has placed and maintained the insurance specified in this Paragraph 11, and whether or not proceeds from such insurance (such insurance having been placed and maintained) actually are collectible from one or more of the aforesaid insurance companies; provided, however, that Subtenant shall be relieved of its obligation of indemnity herein pro tanto of the amount actually recovered by Sublandlord from one or more of said insurance companies by reason of injury or damage to or loss sustained on the Sublease Premises.

          12. Non-Liability and Indemnification.

               A. Neither Sublandlord nor Sublandlord's agents shall be liable for: (i) any damage to property of Subtenant or of others entrusted to employees of Sublandlord or to Sublandlord's agents, nor for the loss or damage to any property of Subtenant or of any of Subtenant's agents, employees or contractors by theft or otherwise; (ii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, mold, rain, snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, unless such injury or damage is caused by the negligent act or omission or willful misconduct of Sublandlord and is not otherwise subject to the provisions of Sections 17.4, 17.5 and 17.6 of the Overlease; (iii) any such damage caused by other tenants or persons in the Building (other than Sublandlord, Subtenant, their respective Affiliates and all of their respective agents) or caused by operations in construction of any private, public or quasi-public work; or (iv) any latent defect in the Sublease Premises or in the Building.

               B. Subtenant agrees to indemnify, protect, defend and save harmless, Sublandlord and Sublandlord's partners, officers, directors, contractors, agents, affiliates and employees (individually and collectively, the "Indemnified Party") from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, fines, penalties, interest and expenses (including reasonable counsel and other professional fees and disbursements incurred in any action or proceeding, whether between Subtenant and the Indemnified Party, or between the Indemnified Party and any third party or otherwise) (collectively, "Claims"), to which any such Indemnified Party may be subject or suffer arising from, or in connection with:
(i) any liability or claim for any injury to, or death of, any person or persons, or damage to property (including any loss of use thereof), occurring in or about the Sublease Premises, or (ii) the use and occupancy of the Sublease Premises, or from any work, installation or thing whatsoever done or omitted (other than by Sublandlord or by Sublandlord's agents or employees) in or about the Sublease Premises during the Term and during the period of time, if any, prior to the Commencement Date that Subtenant may have been given access to the Sublease Premises, or (iii) any default by Subtenant in the performance of Subtenant's obligations under this Sublease, or (iv) any negligent or otherwise wrongful act or omission of Subtenant or of any of Subtenant's agents, employees or contractors. Notwithstanding anything to the contrary contained in this Paragraph, in no event shall Subtenant be obligated to indemnify an Indemnified Party for the negligence or willful misconduct of an Indemnified Party. The indemnity in this Paragraph shall be subject to Sublandlord's waiver of subrogation set forth in Section 11(D).

               C. Sublandlord agrees to indemnify, protect, defend and save harmless Subtenant and Subtenant's shareholders, officers, directors, contractors, agents, affiliates and employees (individually and collectively, the "Subtenant Indemnified Party") from and against any and all Claims, to which any such Subtenant Indemnified Party may be subject or suffer arising from, or in connection with: (i) any default by Sublandlord in the performance of Sublandlord's obligations under this Sublease or the Overlease or (ii) any negligent or otherwise wrongful act or omission (where there is a duty to act) of Sublandlord or of any of Sublandlord's agents, employees or contractors. Notwithstanding anything to the contrary contained in this Paragraph, in no event shall Sublandlord be obligated to indemnify a Subtenant Indemnified Party from Subtenant's negligence or willful misconduct. The indemnity in this Paragraph shall be subject to Subtenant's waiver of subrogation set forth in Paragraph 11(D).

          13. Access; Change in Facilities. Supplementing the provisions of
Article 22 of the Overlease, as such provisions are applicable to the Sublease Premises, Subtenant hereby (i) acknowledges the rights granted to Overlandlord and other parties pursuant to Article 22 of the Overlease, (ii) agrees that neither Sublandlord nor Overlandlord shall have any liability to Subtenant in connection with the exercise of such rights in accordance with said Article 22, except as otherwise set forth in said Article 22 and elsewhere in the Overlease, and (iii) agrees to cooperate with Overlandlord to the extent that Sublandlord, as tenant under the Overlease, is required to cooperate with Overlandlord pursuant to the provisions of said Article 22.

          14. Damage or Destruction. Modifying (to the extent of any inconsistency between such provisions and this Paragraph 14) and supplementing those provisions of Article

24 of the Overlease that have been incorporated into this Sublease, as such provisions are applicable to the Sublease Premises:

               A. If, as a result of all or a portion of the Sublease Premises being damaged or rendered untenantable by fire or other casualty, Sublandlord, as tenant under the Overlease, shall be entitled to a rent abatement with respect to such damaged portion of the Sublease Premises pursuant to Article 24 of the Overlease, the Rent under this Sublease shall also abate, it being understood and agreed that Subtenant shall not be entitled to any abatement under this Sublease if the abatement granted to Sublandlord under the Overlease is on account of any portion of the Premises that is not part of the Sublease Premises.

               B. If (i) all or a portion of the Sublease Premises is damaged or rendered untenantable by fire or other casualty, (ii) the Overlease has not been terminated pursuant to any provision of Article 24 thereof, and (iii) Sublandlord shall have notified Subtenant that the time period estimated to substantially complete Landlord's Restoration Work, as determined pursuant to
Section 24.4(a) of the Overlease, exceeds 270 days, then Subtenant shall have the right to terminate this Sublease, but only by giving written notice thereof to Sublandlord within fifteen (15) days after receipt of notice from Sublandlord pursuant to clause (iii) of this Subparagraph 14B. In the event that the time period estimated to substantially complete Landlord's Restoration Work, as determined pursuant to Section 24.4(a) of the Overlease, did not exceed 270 days but the Landlord's Restoration Work is in fact not completed within such 270 day period (subject to Force Majeure, but not for a period greater than thirty (30) days), then Subtenant shall have the right to terminate this Sublease by giving written notice thereof to Sublandlord within fifteen (15) days after the expiration of such 270 day period. If Subtenant shall exercise such right to terminate this Sublease, then: (x) this Sublease and the term and estate hereby granted shall expire on the thirtieth (30th) day after Sublandlord's receipt of such notice with the same effect as if that were the date hereinbefore set for the expiration of the Term, and (y) the Fixed Rent and Additional Charges shall be apportioned as of such date. Subtenant shall make available (or pay over) to Sublandlord the proceeds of insurance carried by Subtenant pursuant to Paragraph 11 above with respect to such fire or other casualty (excluding any insurance proceeds received by Subtenant for any of Subtenant's personal property or trade fixtures).

               C. The provisions of this Paragraph 14 shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and any law now or hereafter in force which is inconsistent with the provisions of this Paragraph 14 shall have no application in such case.

          15. Eminent Domain. Modifying (to the extent of any inconsistency between such provisions and this Paragraph 15) and supplementing those provisions of Article 25 of the Overlease that have been incorporated into this Sublease, as such provisions are applicable to the Sublease Premises:

               A. In the event that all of the Sublease Premises shall be acquired or condemned by eminent domain, this Sublease shall terminate as of the earliest of: (i) the date of the vesting of title in the condemning authority;
(ii) the date that Subtenant is dispossessed by the condemning authority; and (iii) the date that the Overlease shall be terminated pursuant to Article 25 thereof, as if said date were the Expiration Date.

               B. If only a portion of the Sublease Premises shall be so acquired or condemned then, unless the Sublease shall be terminated by virtue of the Overlease having been terminated pursuant to the terms of Article 25 thereof, this Sublease shall continue in full force and effect. In such case, if Sublandlord, as tenant under the Overlease, shall be entitled to a rent abatement with respect to such taken portion of the Sublease Premises pursuant to Article 25 of the Overlease, the Rent under this Sublease shall also abate, it being understood and agreed that Subtenant shall not be entitled to any abatement under this Sublease if the abatement granted to Sublandlord under the Overlease is on account of any portion of the Premises that is not part of the Sublease Premises. In the event that the Sublease remains in effect in accordance with the foregoing terms of this Paragraph 15(B) and (i) the Landlord's Restoration Work, if any, is in fact not completed within the 270 day period following the condemnation (subject to Force Majeure but not for a period greater than thirty (30) days) or (ii) the portion of the Sublease Premises that is not condemned cannot reasonably be used for general office purposes, the Subtenant shall have the right to terminate this Sublease by delivering written notice thereof to Sublandlord within fifteen (15) days after the expiration of such 270 day period in the case of clause (i) or thirty (30) days after the date of such condemnation in the case of clause (ii), and such termination shall be effective ten (10) days after the date of such notice.

               C. In the event of any such acquisition or condemnation of all or part of the Sublease Premises, (i) Subtenant shall not receive any portion of the award for any such acquisition or condemnation, and (ii) Subtenant shall have no claim against Sublandlord or Overlandlord for the value of any unexpired portion of the Term and agrees not to join in any claim made by Overlandlord or Sublandlord and to execute all further documents that may be required in order to facilitate the collection of the award by Overlandlord. Notwithstanding the foregoing, provided that, in the exercise of Sublandlord's reasonable business judgment, neither Overlandlord nor Sublandlord will be adversely affected, Subtenant shall have the right to make a separate claim for Subtenant's moving expenses, business dislocation expenses, furnishings, fixtures and other personal property, and the unamortized cost of Subtenant's Alterations, including Subtenant's Work which were paid for by Subtenant and not attributable to Sublandlord's Contribution.

          16. At End of Term. Modifying (to the extent of any inconsistency between such provisions and this Paragraph 16) the provisions of Article 28 of the Overlease, as such provisions are applicable to the Sublease Premises:

               A. Upon the expiration or sooner termination of this Sublease, unless Subtenant shall be continuing to occupy the Sublease Premises immediately thereafter pursuant to a direct lease between Subtenant and Overlandlord, Subtenant shall vacate and surrender the Sublease Premises in broom-clean condition, restore the Sublease Premises to the condition required by the Overlease upon the expiration of the Overlease (except that Subtenant shall have no obligation to remove any Alterations or other improvements that were existing in the Sublease Premises as of the Commencement Date), and shall forthwith repair any damage to the Sublease Premises caused by such restoration and any permitted or required removal from the Sublease

Premises of any furniture (including, without limitation, the Furniture (as defined in Paragraph 30)), moveable trade fixtures, improvements, any of Subtenant's Alterations which were requested to be removed by Sublandlord as a condition of Sublandlord's consent to the installation of such Alteration or any other property so removed from the Sublease Premises.

               B. The parties recognize and agree that the damage to Sublandlord resulting from any failure by Subtenant to timely surrender possession of the Sublease Premises as aforesaid will be substantial and will exceed the amount of the monthly installments of the Fixed Rent payable hereunder. Subtenant therefore agrees that if possession of the Sublease Premises is not surrendered to Sublandlord on the Expiration Date or sooner termination of this Sublease in accordance with the terms hereof, in addition to any other right or remedy Sublandlord may have hereunder or at law or in equity, Subtenant shall pay to Sublandlord for each month and for each portion of any month during which Subtenant holds over in the Sublease Premises after the Expiration Date or sooner termination of this Sublease, a sum equal to two (2) times the aggregate of the portion of the Fixed Rent and Additional Charges which were payable under this Sublease with respect to the last month of the Term. In addition to making all required payments under this Subparagraph 16B, Subtenant shall, in the event of Subtenant's failure to surrender the Sublease Premises in accordance with
Article 28 of the Overlease, as modified by this Paragraph 16 and in the manner aforesaid, also indemnify and hold Sublandlord harmless from and against any and all cost, expense, damage, claim, loss or liability resulting from any delay or failure by Subtenant in so surrendering the Sublease Premises, including any consequential damages (to the extent the failure to surrender continued for sixty (60) days following the termination of this Sublease) suffered by Sublandlord and any claims made by Overlandlord or any succeeding occupant founded on such delay or failure, and any and all reasonable attorneys' fees, disbursements and court costs incurred by Sublandlord in connection with any of the foregoing. Nothing herein contained shall be deemed to permit Subtenant to retain possession of the Sublease Premises after the Expiration Date or sooner termination of this Sublease, and no acceptance by Sublandlord of payments from Subtenant after the Expiration Date or sooner termination of this Sublease shall be deemed to be other than on account of the amount to be paid by Subtenant in accordance with the provisions of this Paragraph 16, which provisions shall survive the Expiration Date or sooner termination of this Sublease.

          17. Environmental Matters; Compliance with Law. Modifying (to the extent of any inconsistency between such provisions and this Paragraph 17) and supplementing those provisions of Articles 10 and 34 of the Overlease that have been incorporated into this Sublease, as such provisions are applicable to the Sublease Premises:

               A. Subtenant represents and warrants to Sublandlord that (i) Subtenant's NAICS (North American Industry Classification System) Number, as designated by the Office of Management and Budget is 523999, and (ii) such NAICS number is not subject to ISRA as presently adopted and promulgated.

               B. Subtenant's indemnification obligations under Section 34.3(c) of the Overlease (which shall apply only with respect to the Sublease Premises during the Term) shall run in favor of Sublandlord, Overlandlord and such other parties as are set forth in said Section 34.3(c).

               C. Sublandlord represents and warrants to Subtenant that, as of the date hereof (i) to the knowledge of Sublandlord, there are no Hazardous Materials located within the Sublease Premises in violation of Applicable Law; and (ii) there are no Hazardous Materials located within the Sublease Premises in violation of Applicable Law that were brought or introduced to the Sublease Premises by an act of Sublandlord.

               D. Subtenant agrees to cooperate with Overlandlord to the extent that Sublandlord, as tenant under the Overlease, is required to cooperate with Overlandlord pursuant to the provisions of Section 34.4.

               E. Sublandlord represents and warrants to Subtenant that, on the date hereof (i) to the knowledge of Sublandlord, the Sublease Premises complies with all Legal Requirements including, without limitation, all building and fire codes and the Americans with Disabilities Act of 1990; and (ii) Sublandlord has not taken any action that has resulted in the Sublease Premises failing to comply on the date hereof with all Legal Requirements including, without limitation, all building and fire codes and the Americans with Disabilities Act of 1990.

          18. Rules and Regulations. Subtenant shall fully and promptly comply with all requirements of the rules and regulations of the Building and related facilities, copies of which are attached to the Overlease. Subtenant acknowledges that Overlandlord, subject to the terms of the Overlease, shall at all times have the right to change such rules and regulations and/or Building services or to promulgate other rules and regulations and/or Building services in such manner as may be reasonable for safety, care or cleanliness of the Building and related facilities or premises, and for preservation of good order therein, all of which rules and regulations and/or Building services, changes and amendments will be forwarded to Subtenant in writing and shall be carried out and observed by Subtenant. Subtenant shall further be responsible for the compliance with such rules and regulations and/or Building services by the employees, contractors, servants, agents, visitors, licensees and invitees of Subtenant. In the event of any conflict between the provisions of this Sublease and the provisions of such rules and regulations, then the provisions of such rules and regulations shall control.

          19. Estoppel Certificates.

               A. At any time and from time to time before or during the Term, Subtenant shall, within twenty (20) days after request by Sublandlord, execute, acknowledge and deliver to Sublandlord a statement in writing addressed to Sublandlord and/or to such other party(ies) as Sublandlord may reasonably designate: (i) certifying that this Sublease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the Fixed Rent, Additional Charges and other charges have been paid, (iii) stating whether or not, to the knowledge of the signer of such certificate, there exists any default by either party in the performance of any covenant, agreement, term, provision or condition contained in this Sublease, and, if so, specifying each such default of which the signer may have knowledge, and (iv) setting forth such other information as Sublandlord may reasonably request concerning this Sublease; it being intended that any such statement delivered pursuant to this Subparagraph 19A may be relied upon by Sublandlord or by an assignee of Sublandlord's interest.

               B. Sublandlord agrees, in connection with any proposed assignment of this Sublease or subletting of the Sublease Premises by Subtenant, within twenty (20) days after request by Subtenant, to execute, acknowledge and deliver to Subtenant a statement in writing addressed to Subtenant: (i) certifying that this Sublease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth, to the knowledge of Sublandlord, the date to which the Fixed Rent and Additional Charges have been paid, and (iii) stating whether or not, to the knowledge of Sublandlord (but without having made any independent investigation), Subtenant is in default under this Sublease, and, if Subtenant is in default, identifying all such defaults; it being intended that any such statement delivered pursuant to Subparagraph 19B may be relied upon by a permitted assignee or sublessee of Subtenant's interest in this Sublease.

          20. No Personal Liability. The liability of Sublandlord to Subtenant for any and all defaults by Sublandlord under this Sublease for the entire Term shall be capped at the aggregate amount of $2,000,000.00 and in no event shall Subtenant have any right to receive or collect a greater amount from Sublandlord in connection with any damages incurred by Subtenant hereunder. In no event shall Subtenant (or any Person claiming by, through or under Subtenant) make any claim against the direct or indirect shareholders, officers, directors, individuals, employees, partners, affiliates, members or joint venturers of Sublandlord for any deficiency, nor shall any direct or indirect shareholders, officers, directors, individuals, employees, partners, affiliates, members or joint venturers of Sublandlord, Overlandlord or the lessor under any ground or underlying lease have or be subject to levy, attachment or other enforcement of a remedy sought by Subtenant or anyone claiming by, through or under Subtenant for any breach or claim hereunder.

          21. No Recording. Neither party shall have the right to record this Sublease, and the same shall not be recorded.

          22. Smoking Policy. Subtenant shall not permit smoking in the Sublease Premises.

          23. No Assignment or Subletting.

               A. Subject to the terms of this Paragraph 23, Subtenant, on its own behalf and on behalf of its heirs, distributees, executives, administrators, legal representatives, successors and assigns, covenants and agrees that Subtenant shall not, by operation of law or otherwise: (i) assign, whether by merger, consolidation or otherwise, mortgage or encumber its interest in this Sublease, in whole or in part, or (ii) sublet, or permit the subletting of, the Sublease Premises or any part thereof, or (iii) permit the Sublease Premises or any part thereof to be occupied or used for desk space, mailing privileges or otherwise by any Person other than Subtenant without the prior written consent of Sublandlord (which may be granted or withheld in Sublandlord's sole and absolute discretion) and of Overlandlord (if and to the extent required under the Overlease) in each instance. Any violation of the provisions of this Subparagraph 23A shall constitute a default under this Sublease.

               B. If Subtenant shall desire to assign this Sublease or sublet all or any portion of the Sublease Premises, Subtenant shall submit to Sublandlord a written request for Sublandlord's consent to such assignment or subletting, which request shall be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) if Subtenant desires to sublet only a portion of the Sublease Premises, a description of the portion to be sublet, together with a floor plan thereof; (iii) the terms and conditions of the proposed assignment or subletting; (iv) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the Sublease Premises; and (v) current financial information and any other information Sublandlord may reasonably request with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report. Sublandlord, by notice given to Subtenant within ten (10) Business Days after receipt of Subtenant's request for consent to any such assignment or sublease (the "Termination Notice"), may terminate this Sublease on a date to be specified in said notice (the "Termination Date"), which date shall be not earlier than one (1) day before the effective date of the proposed assignment or subletting nor later than thirty (30) days after said effective date; provided, however, that within the earlier to occur of (i) five (5) Business Days after the delivery of the Termination Notice and (ii) one (1) Business Day prior to the Termination Date, Subtenant may, by written notice delivered to Sublandlord, rescind its written request to assign or sublet. If such request is timely rescinded, the Sublease shall not terminate as provided in the immediately preceding sentence. If the Sublease is terminated, Subtenant shall vacate and surrender the Sublease Premises on or before the Termination Date as if it were the Expiration Date. If Subtenant proposes to sublet only a portion of the Sublease Premises, Sublandlord, by notice given to Subtenant within ten (10) Business Days after receipt of Subtenant's request for consent (the "Elimination Notice"), may elect to eliminate such portion of the Sublease Premises (said portion hereinafter called the "Eliminated Space") from the Sublease Premises commencing on the date (hereinafter called the "Elimination Date") immediately prior to the proposed commencement date of the term of the proposed subletting, and in the event such notice is given: (a) the Eliminated Space shall be eliminated from the Sublease Premises; (b) Subtenant shall surrender the Eliminated Space to Sublandlord on or prior to the Elimination Date in the same manner as if said Elimination Date were the Expiration Date;
(c) if the Eliminated Space shall constitute less than an entire floor, Sublandlord, at Sublandlord's expense, shall have the right to make any alterations and installations in the Sublease Premises required, in Sublandlord's reasonable judgment, to make the Eliminated Space a self-contained rental unit with access through corridors to the elevators and core toilets serving the Eliminated Space, and Sublandlord and any tenant or other occupant of the Eliminated Space shall have the right to use the core toilets and any corridors providing access from the Eliminated Space to the core area in common with Subtenant and any other permitted occupants of the Sublease Premises, and the right to install signs and directional indicators in or about such corridors indicating the name and location of such tenant or other occupant; and (d) (x) the Fixed Rent shall be reduced in the proportion which the area of the Eliminated Space bears to the total area of the Sublease Premises immediately prior to the Elimination Date (including an equitable portion of the area of any corridors referred to in clause (c) of this sentence as part of the area of the Eliminated Space for the purpose of computing such reduction), and (y) any prepaid portion of Fixed Rent and

Additional Charges for any period after the Elimination Date allocable to the Eliminated Space shall be refunded by Sublandlord to Subtenant. Notwithstanding the foregoing, if within the earlier to occur of (i) five (5) Business Days after delivery of the Elimination Notice and (ii) one (1) Business Day prior to the Elimination Date, Subtenant delivers a written notice to Sublandlord rescinding its written request to sublet, the Eliminated Space shall not be removed from the Sublease Premises as provided in the immediately preceding sentence. At the request of Sublandlord, Subtenant shall execute and deliver an instrument or instruments, in form satisfactory to Sublandlord, setting forth any modifications to this Sublease contemplated in or resulting from the operation of the foregoing provisions of this Subparagraph 23B; however, neither Sublandlord's nor Subtenant's failure to execute or deliver any such instrument shall vitiate the effect of the foregoing provisions of this Subparagraph 23B.

               C. Notwithstanding anything to the contrary contained in this Paragraph 23, if Sublandlord does not exercise its right to terminate this Sublease or to eliminate the Eliminated Space from the Sublease Premises pursuant to Subparagraph 23B above, provided that Subtenant is not in default under any of the terms, covenants and conditions of this Sublease beyond applicable notice and/or cure periods, Subtenant shall have the right to assign this Sublease or sublet any portion of the Sublease Premises, subject to all of the following terms and conditions:

                    (i) Subtenant shall have complied with the provisions of the Overlease and shall obtain, prior to the effective date of such assignment or sublease, the consent of Overlandlord to such assignment or sublease (if required under the Overlease);

                    (ii) Subtenant shall obtain the prior written consent of Sublandlord to such proposed assignment or sublease, which consent shall not be unreasonably withheld, it being agreed and understood that in any instance where Overlandlord shall withhold consent to such proposed assignment or sublease, then Sublandlord's consent to such proposed assignment or sublease shall be deemed withheld, and Sublandlord shall not be deemed unreasonable in withholding such consent;

                    (iii) In Sublandlord' s reasonable judgment, the proposed assignee or subtenant is engaged in a business, and the Sublease Premises will be used in a manner, which (x) is in keeping with the then standards of the Building, (y) is limited to the use for the purposes set forth in this Sublease, and for no other purposes and (z) will not impose any additional material burden upon Overlandlord in the operation of the Building;

                    (iv) The proposed assignee or subtenant shall be reputable and shall have, in the reasonable judgment of Sublandlord, sufficient financial worth to perform the obligations of the subtenant under the sublease as evidenced by the presentation to Sublandlord of financial and other information regarding the proposed subtenant including, without limitation, its business experience, a current financial statement, and such other information as Sublandlord may reasonably request;

                    (v) Subtenant shall not have (x) negotiated or entered into a proposed assignment or subletting with any tenant, subtenant or occupant of any space in the

Building or any Person with whom Sublandlord is then negotiating (or with whom Sublandlord has, in the previous seven (7) month period, negotiated) to assign or sublease space in the Building or with the Affiliate (as hereinafter defined) of any such tenant, subtenant or occupant or Person with whom Sublandlord is then negotiating (or with whom Sublandlord has, in the previous six (6)-month period, negotiated), or (y) advertised the Sublease Premises for assignment or subletting at a rental lower than the rental at which Sublandlord is then offering to rent or assign space in the Building (but Subtenant may list the Sublease Premises with brokers for a lower rental than the rental at which Sublandlord is then offering to rent or assign space in the Building, but only to the extent not prohibited by the Overlease). For the purposes of this Sublease, the term "Affiliate" shall mean an entity which (1) Controls, (2) is under the Control of, or (3) is under common Control with, the entity in question. For the purposes of this Sublease, "Control" or "control" shall mean
(i) direct or indirect ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation or other majority equity interest if not a corporation, or (ii) the power or authority to control the management or affairs of an entity, whether by reason of (a) direct or indirect ownership of a particular portion of the total equity interest in such entity, (b) the terms of a contract, or (c) another means;

                    (vi) No subletting shall be for a term ending later than one
(1) day prior to the Expiration Date, unless (x) Subtenant has complied with the provisions hereof regarding assignment by Subtenant of this Sublease (as if such subletting were an assignment of the Sublease) and (y) Subtenant has entered into a direct lease with Overlandlord for the Sublease Premises to commence immediately after the Expiration Date;

                    (vii) The assignment or sublease shall be subject and subordinate to all provisions of this Sublease and the Overlease and all of the rights of Sublandlord hereunder and of Overlandlord under the Overlease;

                    (viii) Subtenant shall deliver to Sublandlord a duplicate original of such assignment instrument or sublease, in form reasonably acceptable to Sublandlord, duly executed by Subtenant and the assignee or subtenant, as applicable, prior to the effective date thereof;

                    (ix) The assignment instrument or sublease shall provide that it is subject and subordinate to this Sublease and to the matters to which this Sublease is or shall be subordinate, and any sublease shall provide that that, in the event of termination, re-entry or dispossession by Sublandlord under this Sublease, Sublandlord may, at its option, take over any of the right, title and interest of Subtenant, as sublessor, under such sublease, and the subtenant shall, at Sublandlord's option, attorn to Sublandlord pursuant to the then executory provisions of such sublease, except that Sublandlord shall not
(w) be liable for any previous act or omission of Subtenant under such sublease, except to the extent that (A) such act or omission continues after the date that Sublandlord succeeds to Subtenant's interest in such sublease and (B) such act or omission is of a nature that Sublandlord can cure by performing a service or making a repair, (x) be subject to any counterclaim, offset or defense, which theretofore accrued to such subtenant against Subtenant, (y) be bound by any previous modification of such sublease not consented to by Sublandlord or by any previous prepayment of more than one (1) month's rent, or (z) be bound by any obligations to make any payments to such sublessor (in the nature of landlord contributions or otherwise) (it being acknowledged and agreed, however, that the provisions of this Subparagraph 23C(ix) shall be self operative, and that no further instrument shall be required to give effect to this provision);

                    (x) The subtenant shall have no right whatsoever to further sublet the Sublease Premises or any portion thereof or to assign its interest in the sublease;

                    (xi) The assignee or subtenant shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to service of process in, and the jurisdiction of the courts of, the State of New Jersey;

                    (xii) There shall not be more than three (3) assignees or subtenants or occupants (including Subtenant) of the Sublease Premises; and

                    (xiii) All subleases shall be of a shape or configuration such that the area proposed to be sublet and the remainder of the Sublease Premises shall in Sublandlord's reasonable judgment constitute commercially marketable separate rental units.

               D. Subtenant shall reimburse Sublandlord on demand for all reasonable costs (including, without limitation, all reasonable legal fees and disbursements, as well as the costs of making investigations as to the acceptability of the proposed subtenant and costs due to Overlandlord) which may be incurred by Sublandlord in connection with a request by Subtenant that Sublandlord consent to any proposed assignment or sublease.

               E. Subtenant hereby waives any claim against Sublandlord for money damages which Subtenant may have based upon any assertion that Sublandlord has unreasonably withheld or delayed any consent to an assignment or subletting pursuant to the provisions of this Sublease. Subtenant agrees that its sole remedy shall be an action or proceeding to enforce such provisions or for specific performance. Nothing contained in this Paragraph limits Subtenant's rights to recover actual damages (but not consequential, punitive or special damages) sustained by Subtenant in a court of competent jurisdiction (x) to the extent deriving from Sublandlord's unreasonably withholding Sublandlord's consent to a proposed sublease or assignment (in cases where Sublandlord has expressly agreed not to so unreasonably withhold such consent), and (y) if such court makes a final unappealable determination that Sublandlord so unreasonably withheld such consent capriciously and in bad faith.

               F. Sublease Profits/Assignment Profits.

                    (i) If Sublandlord shall give its consent to any sublease of the Sublease Premises, Subtenant shall pay to Sublandlord, as Additional Charges, 50% of any and all Sublease Profits (as hereinafter defined) actually received by Subtenant. For purposes of this Sublease, the term "Sublease Profits" shall be deemed to mean the amount by which (i) all rents, additional charges or other consideration payable under the sublease to, or in connection with the subletting by, Subtenant (including, but not limited to, sums paid for the sale or rental of Subtenant's fixtures, leasehold improvements, equipment, furniture or other personal property less, in the case of the sale thereof, the then net unamortized or undepreciated cost of any such fixtures, leasehold improvements, equipment, furniture or other personal property which were provided and installed in the Sublease Premises at the sole cost and expense of Subtenant and for which Sublandlord has not given an allowance or other credit, determined on the basis of Subtenant's federal income tax returns) after deducting therefrom those amounts that are deducted in determining Net Profits under Section 20.4(c) of the Overlease, exceed the (ii) Fixed Rent and Additional Charges with respect to the portion of the Sublease Premises to be subleased accruing during the term of such sublease pursuant to the terms of this Sublease. The sums payable under this Subparagraph 23F(i) shall be paid to Sublandlord as and when payable by the subtenant to Subtenant.

                    (ii) If Sublandlord shall give its consent to any assignment of this Sublease, Subtenant shall pay to Sublandlord, as Additional Charges, 50% of any and all Assignment Proceeds (as hereinafter defined) actually received by Subtenant. For the purposes of this Sublease, the term "Assignment Proceeds" shall mean all consideration payable to Subtenant in connection with such assignment (including, but not limited to, sums paid for the sale or rental of Subtenant's fixtures, leasehold improvements, equipment, furniture or other personal property less, in the case of the sale thereof, the then net unamortized or undepreciated cost of any such fixtures, leasehold improvements, equipment, furniture or other personal property which were provided and installed in the Sublease Premises at the sole cost and expense of Subtenant and for which Sublandlord has not given an allowance or other credit, determined on the basis of Subtenant's federal income tax returns) after deducting therefrom those amounts that are deducted in determining Net Profits under Section 20.5(f) of the Overlease. The sums payable under this Subparagraph 23F(ii) shall be paid to Sublandlord as and when payable by the subtenant to Subtenant.

               G. Any attempted assignment or subletting made contrary to the provisions of this Paragraph 23 shall be null and void; provided, however, that Sublandlord may collect an amount equal to the then Rent from the sublessee or assignee as a fee for its use and occupancy, and shall apply the amount so collected to the Rent reserved in this Sublease. No such assignment, subletting, occupancy or use, whether with or without Sublandlord's prior consent, nor any such collection or application of Rent or fee for use and occupancy, shall be deemed a waiver by Sublandlord of any term, covenant or condition of this Sublease or the acceptance by Sublandlord of such assignee, subtenant, occupant or user as tenant hereunder. No consent by Sublandlord or Overlandlord (if required under the Overlease) to any assignment or subletting shall in any manner be considered to relieve Subtenant from obtaining Sublandlord's and Overlandlord's (if required under the Overlease) express written consent to any further assignment or subletting. The provisions of this Paragraph 23 shall apply to each and every assignment and sublease Subtenant proposes to enter into during the Term. For the purposes of this Paragraph 23, "sublettings" shall be deemed to include all sub-sublettings as well as sublettings.

               H. (i) If Subtenant is a corporation, the direct or indirect transfer and/or exchange of fifty (50%) percent or more (aggregating all prior transfers) of the shares of Subtenant or of the shares of any corporation of which Subtenant is a subsidiary, including transfers by operation of law and including a related or unrelated series of transactions, shall be deemed an assignment of this Sublease for purposes of this Paragraph 23; provided, however, that Sublandlord shall not unreasonably withhold its consent to such an assignment.

                        (ii) If Subtenant is a partnership, the direct or indirect transfer of fifty (50%) percent or more (aggregating all prior transfers) of the partnership interests of Subtenant, including transfers by operation of law and including a related or unrelated series of transactions, shall be deemed an assignment of this Sublease for all purposes of this Paragraph 23; provided, however, that Sublandlord shall not unreasonably withhold its consent to such an assignment.

                        (iii) If Subtenant is a limited liability company, the direct or indirect transfer of fifty (50%) percent or more (aggregating all prior transfers) of the membership interests of Subtenant, including transfers by operation of law and including a related or unrelated series of transactions, shall be deemed an assignment of this Sublease for all purposes of this Paragraph 23; provided, however, that Sublandlord shall not unreasonably withhold its consent to such an assignment.

                  I. Notwithstanding anything to the contrary set forth in this Lease, neither any assignment of Subtenant's interest in this Sublease nor any subletting, occupancy or use of the Sublease Premises or any part thereof by any entity other than Subtenant, nor any collection of Rent by Sublandlord from any entity other than Subtenant, nor any application of any such Rent to Subtenant's obligations hereunder shall, in any circumstances, relieve the Subtenant named herein (and subsequent Subtenants) of its obligations under this Sublease on Subtenant's part to be observed and performed (including without limitation, Subtenant's obligation to pay Rent to Sublandlord in accordance with the terms hereof). In furtherance thereof, the Subtenant named herein (and subsequent Subtenants) agrees that it shall be the primary obligor of its obligations, responsibilities, liabilities, indemnities and other covenants under this Sublease, regardless of any assignment, sublease or license permitted or not permitted hereunder.

                  J. Subtenant acknowledges that the Option and the 40th Floor Option (pursuant to Paragraphs 25 and 26 hereof) are personal to the subtenant named herein and any assignee, sublessee or other transferee of this Sublease shall not have such rights.

                  K. Notwithstanding anything to the contrary set forth in this Paragraph 23, Subtenant shall have the right to assign this Sublease or sublease or permit occupancy of all or a portion of the Sublease Premises to an Affiliate of Subtenant without Sublandlord's prior consent, but subject to the prior written consent of Overlandlord if required in accordance with the terms of the Overlease, and without Sublandlord having the right to (y) terminate the Sublease or eliminate a portion of the Sublease Premises (as contemplated by Paragraph 23(B) above) or (z) share in the Sublease Profits or Assignment Proceeds arising from such assignment, sublease or occupancy arrangement; in all cases provided that (i) Subtenant gives to Sublandlord, not later than the fifteenth (15th) day after any such assignment, sublease or occupancy arrangement is consummated, an instrument, duly executed by the assigning Subtenant and the aforesaid Affiliate of Subtenant, in form reasonably satisfactory to Sublandlord, to the effect that such Affiliate assumes all of the obligations of Subtenant arising hereunder from and after the date of such assignment, and (ii) Subtenant, with such notice, provides Sublandlord with reasonable evidence to the effect that the entity to which Subtenant is so assigning, subleasing or entering into an occupancy arrangement with constitutes an Affiliate of Subtenant (such permitted transfer to be known as a "Permitted Affiliate Transfer"). Notwithstanding the foregoing, in the event that subsequent to a Permitted Affiliate Transfer, the assignee thereunder is no longer an Affiliate of the Subtenant named herein, then such change shall be deemed a prohibited transfer under this Paragraph 23 and Sublandlord shall have all rights and remedies with respect thereto, including, without limitation, the right to (y) terminate the Sublease (as contemplated by Paragraph 23(B) above) and/or (z) share in the Sublease Profits arising from such assignment, sublease or occupancy arrangement. Notwithstanding the immediately preceding sentence, if the assignee of a Permitted Affiliate Transfer is no longer an Affiliate of the Subtenant named herein, and Subtenant provides Sublandlord with evidence of such assignee's net worth reasonably satisfactory to Sublandlord and posts security with Sublandlord reasonably satisfactory to Sublandlord, then such change shall not be deemed a prohibited transfer as provided in the immediately preceding sentence.

                  L. Notwithstanding anything to the contrary set forth in this Paragraph 23, the merger or consolidation of Subtenant into or with another entity shall be permitted without Sublandlord's prior consent, but subject to the prior written consent of Overlandlord if required in accordance with the terms of the Overlease, and without Sublandlord having the right to (y) terminate the Sublease (as contemplated by Paragraph 23(B) above) or (z) share in the Sublease Profits or Assignment Proceeds arising from such assignment, sublease or occupancy arrangement, provided that (i) such merger or consolidation is not principally for the purpose of transferring the subleasehold estate created by this Sublease, (ii) the new entity has a net worth equal to or greater than the lesser of (I) Subtenant's net worth on the date hereof and (II) Subtenant's net worth immediately prior to such merger or consolidation, (iii) Subtenant gives Sublandlord notice of such merger or consolidation not later than the fifteenth (15th) day after the occurrence thereof, and (iv) Subtenant provides Sublandlord with reasonable evidence that the requirements described in clauses (i) and (ii) above have been satisfied, promptly after Sublandlord's request therefor (such permitted transfer to be known as a "Permitted Corporate Transfer").

                  M. Notwithstanding anything to the contrary set forth in this Paragraph 23, the assignment of Subtenant's entire interest hereunder in connection with the sale of all or substantially all of the assets of Subtenant shall be permitted without Sublandlord's prior consent, but subject to the prior written consent of Overlandlord if required in accordance with the terms of the Overlease, and without Sublandlord having the right to (y) terminate the Sublease (as contemplated by Paragraph 23(B) above) or (z) share in the Sublease Profits or Assignment Proceeds arising from such assignment, sublease or occupancy arrangement, provided that (i) Subtenant gives to Sublandlord, not later than the fifteenth (15th) day after any such assignment is consummated, an instrument, duly executed by the assigning Subtenant and the assignee, in form reasonably satisfactory to Sublandlord, to the effect that such assignee assumes all of the obligations of the subtenant arising hereunder from and after the date of such assignment, (ii) such sale of all or substantially all of the assets of Subtenant is not principally for the purpose of transferring the subleasehold estate created by this Sublease, (iii) the assignee has a net worth equal to or greater than the lesser of (I) Subtenant's net worth on the date hereof and (II) Subtenant's net worth immediately prior to such merger or consolidation and (iv) Subtenant provides Sublandlord with reasonable evidence that the requirements described in clauses (ii) and (iii) above have been satisfied, promptly after Sublandlord's request therefor (such permitted transfer to be known as a "Permitted Sale Transfer").

            24.   Additional Rights and Services.

                  A. Subject to Overlandlord's approval (if required under the Overlease), throughout the Term, Subtenant shall have the right, without additional payment to Sublandlord, to use Subtenant's Proportionate Share of spaces or slots in the computerized directory in the Building that Sublandlord is entitled to use under Article 15 of the Overlease, under the terms and conditions set forth therein. "Subtenant's Proportionate Share" shall mean a fraction, the numerator of which is the number of rentable square feet of the Sublease Premises at the applicable time and the denominator of which is the Rentable Area of the Premises at the applicable time. As of the date hereof, Subtenant's Proportionate Share is 33,866/392,877 or 8.62%.

                  B. Subtenant shall have the right, without additional payment to Sublandlord, to obtain on a monthly basis throughout the Term from the operator of the Parking Garage, Subtenant's Proportionate Share of the number of parking spaces allocated to Sublandlord pursuant to the Overlease. Sublandlord will cooperate reasonably with Subtenant, at Subtenant's expense, to obtain such spaces. Subtenant shall contract directly with the Parking Garage operator with respect to the payment of parking rates therefor and the administration of monthly parking passes.

                  C. Subtenant shall have the right throughout the Term without additional payment to Sublandlord, subject to Sublandlord's prior approval, not to be unreasonably withheld or delayed, to use Subtenant's Proportionate Share of space in the Roof Area Premises and risers serving the Sublease Premises for the uses set forth in, and in accordance with the terms of, the Overlease.

                  D. To the extent that Sublandlord's generators at the Premises have sufficient capacity (as reasonably determined by Sublandlord), Subtenant shall have the right to connect to such generators and shall pay to Sublandlord Sublandlord's connection fee and a charge of $20,000 per year in equal monthly installments as Additional Charges for Subtenant's use of generator capacity. Such connection right shall continue so long as Subtenant complies with the terms of this Subparagraph 24D until Subtenant disconnects from Sublandlord's generators.

                  E. Subject to the terms of the Overlease and the provisions of this Sublease, Subtenant shall have the right to install additional air-conditioning units and air-handling equipment so long as the Electrical Capacity for the Sublease Premises is not exceeded and Subtenant pays to Sublandlord any Chilled Water Costs associated therewith.

                  F. Subtenant shall have the right to use the freight elevator serving the Sublease Premises and the Loading Dock for the uses set forth in, and in accordance with the terms of, the Overlease; provided that Subtenant promptly reimburses Sublandlord for any costs incurred by Sublandlord under the Overlease in connection therewith. Such obligation to reimburse Sublandlord shall be deemed to be included in the definition of Additional Charges hereunder.

            25.   Right of First Offer.

                  A. Subject to the terms of this Paragraph 25, Sublandlord shall not sublease to any party other than Subtenant portions of the Premises, other than the Sublease Premises and other than the portion of the Premises located on the fortieth (40th) floor which shall be governed by Paragraph 26 below (each such portion of the Premises that becomes available for sublease and is the subject of an Option Notice, the "Option Space"), without first instituting the procedure described in this Paragraph 25.

                  B. Sublandlord shall institute the procedure described in this Paragraph 25 by giving notice thereof (the "Option Notice") to Subtenant, which Option Notice shall (i) state that Sublandlord desires to sublease the Option Space, (ii) have annexed thereto a floor plan depicting the Option Space, and (iii) set forth the date that Sublandlord reasonably expects the Option Space to be vacant and available for Subtenant's occupancy (such date designated by Sublandlord being referred to herein as the "Scheduled Option Space Commencement Date"). Sublandlord shall exercise commercially reasonable efforts to deliver the Option Notice to Subtenant at least nine (9) months prior to the Scheduled Option Space Commencement Date; provided, however, that Sublandlord shall not incur any liability or be deemed in default hereunder for failure to deliver the Option Notice at least nine (9) months prior to the Scheduled Option Space Commencement Date.

                  C. Subtenant shall have the option (the "Option") to lease the Option Space for a term (the "Option Term") commencing on the Option Space Commencement Date (as hereinafter defined) and expiring on the Expiration Date by giving notice thereof (the "Response Notice") to Sublandlord not later than the tenth (10th) Business Day after the date that Sublandlord gives the Option Notice to Subtenant. Time shall be of the essence as to the date by which Subtenant must give the Response Notice to Sublandlord to exercise the Option. If Subtenant does not give the Response Notice to Sublandlord on or prior to the tenth (10th) Business Day after the date that Sublandlord gives the Option Notice to Subtenant, then Sublandlord shall thereafter have the right to sublease the Option Space (or any part thereof) to any other party on terms acceptable to Sublandlord in Sublandlord `s sole discretion without being required to make any other offer to Subtenant regarding the Option Space under this Paragraph 25. Subtenant shall not have the right to revoke a Response Notice given to Sublandlord pursuant to this Paragraph 25.

                  D. Subtenant's right to sublease the Option Space is subject to the rights of National Union Fire Insurance Company of Pittsburgh, PA ("NUFIC") and all third parties that have entered into leases, subleases, licenses or other agreements with Sublandlord prior to the date hereof with respect to such space and, accordingly, if any such third party elects to sublease such space pursuant to the terms of such leases, subleases, licenses or other agreements as such terms exist on the date hereof, Sublandlord shall have no obligation to give an Option Notice to Subtenant with respect to such space and Subtenant shall not have the right to sublease such space. Further, Subtenant shall not have the right to exercise the Option with respect to all or any portion of the Option Space in connection with such Option Space being leased to any subtenant that then occupies such Option Space and exercises an option or right to extend such subtenant's sublease therefor. Subtenant's exercise of the Option shall be ineffective if, on the date that Subtenant gives the Response Notice, a default has occurred hereunder and is continuing, beyond applicable notice and/or cure periods. If (i) Subtenant exercises the Option, and (ii) at any time prior to the Option Space Commencement Date, a default has occurred hereunder and is continuing beyond applicable notice and/or cure periods, then, at any time prior to the Option Space Commencement Date, Sublandlord shall have the right to declare Subtenant's exercise of the Option ineffective by giving notice thereof to Subtenant, in which case Sublandlord shall have the right to lease the Option Space (or any portion thereof) to any other Person on terms acceptable to Sublandlord in Sublandlord's sole discretion.

                  E. If Subtenant exercises the Option in accordance with the provisions of this Paragraph 25, then, on the Option Space Commencement Date for the Option Space, (i) the Option Space, in broom clean condition, shall be added to the Sublease Premises for purposes of this Sublease (except as otherwise provided in this Paragraph 25E); (ii) Sublandlord shall not be obligated to perform any work or make any installations in the Option Space or grant Subtenant a work allowance therefor; (iii) in connection with Subtenant's exercising Subtenant's rights as set forth in this Paragraph 25 to lease Option Space, the Fixed Rent for the Option Space shall be an amount equal to the Fair Market Rent (as hereinafter defined) therefor, as determined below. The Fixed Rent for the Option Space shall escalate as, when and in the same proportion, if any, that the Fixed Rent for the remainder of the Sublease Premises escalates as provided in this Sublease.

                  F. If, at any time prior to the Scheduled Option Space Commencement Date, Sublandlord has a reasonable expectation that Sublandlord will be unable to deliver possession of the Option Space to Subtenant on the Scheduled Option Space Commencement Date because of the holding over or retention of possession thereof by any tenant, undertenant or other occupant, then Sublandlord shall give prompt notice thereof to Subtenant (any such notice given by Sublandlord to Subtenant being referred to herein as an "Option Space Holdover Notice"). Sublandlord shall include in the Option Space Holdover Notice Sublandlord `s good faith estimate of the delay in Sublandlord `s delivery to Subtenant of possession of the Option Space that Sublandlord then expects to result from any such holding over or retention of possession. If (a) Sublandlord gives an Option Space Holdover Notice to Subtenant, and (b) Sublandlord thereafter in good faith determines that Sublandlord `s initial estimate of the extent of such delay is no longer accurate, then Sublandlord shall give promptly to Subtenant a replacement Option Space Holdover Notice (which includes Sublandlord's revised estimate of such delay). Subject to the terms of this Paragraph 25F, if Sublandlord is unable to deliver possession of the Option Space on the Scheduled Option Space Commencement Date because of the holding over or retention of possession of any tenant, undertenant or occupant in the Option Space without the consent of Sublandlord, then (i) Sublandlord shall not be subject to any liability for Sublandlord `s failure to give possession on said date, (ii) the validity of this Sublease shall not be impaired under such circumstances, nor shall the same be construed to extend the term of this Sublease with respect to such Option Space or otherwise, (iii) Subtenant waives any right to rescind this Sublease and further waives the right to recover any damages which may result from Sublandlord `s failure to deliver possession of the Option Space to Subtenant on the Scheduled Option Space Commencement Date (iv) provided Subtenant is not responsible for such inability to deliver possession, the Fixed Rent and Additional Charges payable with respect to the Option Space shall be abated and the date that the Option Space is demised to Subtenant pursuant to this Paragraph 25 shall be postponed until fifteen (15) Business Days after Sublandlord gives Subtenant notice that the Option Space is vacant and available for Subtenant's occupancy or will be vacant and available for occupancy at the end of such period of fifteen (15) Business Days, provided that Subtenant actually receives occupancy on such date, and (v) Sublandlord, at Sublandlord's expense, shall use its reasonable efforts to deliver possession of the Option Space to Subtenant and in connection therewith, if necessary, shall promptly institute and diligently and in good faith prosecute holdover and any other appropriate proceedings against the occupant of the Option Space (the date that the Option Space is added to the Sublease Premises pursuant to this Paragraph 25 being referred to herein as the "Option Space Commencement Date"). If Sublandlord fails to deliver possession of the Option Space to Subtenant within one hundred twenty (120) days after the Scheduled Option Space Commencement Date, then Subtenant may elect not to lease the Option Space by notice to Sublandlord no later than fifteen (15) days after the expiration of such one hundred twenty (120) day period (it being understood that if Subtenant makes such election, then Sublandlord shall have the right to lease the Option Space to any third party without Subtenant having any rights thereto under this Paragraph 25).

                  G. For purposes of determining the annual fair market rental value of the Option Space (the "Fair Market Rent"), the following procedure shall apply:

                        (i)   Sublandlord and Subtenant shall each
contemporaneously deliver to the other a notice (each, a "Rent Notice"), on a date mutually agreed upon, but in no event later than sixty (60) days prior to the Scheduled Option Space Commencement Date, which Rent Notice shall set forth each of their respective determinations of the Fair Market Rent (Sublandlord's determination of the Fair Market Rent is referred to as "Sublandlord's Determination" and Subtenant's determination of the Fair Market Rent is referred to as "Subtenant's Determination").

                        (ii) If Sublandlord's Determination and Subtenant's Determination are not equal and Subtenant's Determination is lower than Sublandlord's Determination, then Sublandlord and Subtenant shall attempt to agree upon the Fair Market Rent. If Subtenant's Determination is higher than Sublandlord's Determination, then the Fair Market Rent shall be equal to Sublandlord's Determination. If Sublandlord and Subtenant mutually agree upon the determination (the "Mutual Determination") of the Fair Market Rent, then their determination shall be final and binding upon the parties. If Sublandlord and Subtenant are unable to reach a Mutual Determination within thirty (30) days after delivery of both the Sublandlord's Determination and the Subtenant's Determination to each party, then Sublandlord and Subtenant shall on the fifth
(5th) day after such aforesaid thirty (30) day period jointly select an independent real estate appraiser (the "Appraiser"), whose fee shall be borne equally by Sublandlord and Subtenant. The Appraiser shall not be a person who, during the immediately preceding period of three (3) years, was employed by Sublandlord or Subtenant or any of their respective affiliates. If Sublandlord and Subtenant are unable to jointly agree on the designation of the Appraiser within ten (10) days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association, or its successor (the "AAA"), to designate the Appraiser using an Expedited Arbitration Proceeding. For the purposes of this paragraph, an "Expedited Arbitration Proceeding" shall mean a binding arbitration proceeding conducted in The City of New York under the Commercial Arbitration Rules of the AAA and administered pursuant to the Expedited Procedures provisions thereof; provided, however, that with respect to any such arbitration, (i) the list of arbitrators referred to in Section E-5(b) shall be returned within five (5) Business Days from the date of mailing; (ii) the parties shall notify the AAA by telephone, within four (4) Business Days, of any objections to the arbitrator appointed and, subject to clause (vii) below, shall have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Section E-5(b) as modified by clause (i) above;
(iii) the notification of the hearing referred to in Section E-8 shall be four
(4) Business Days in advance of the hearing; (iv) the hearing shall be held within seven (7) Business Days after the appointment of the arbitrator; (v) the arbitrator shall have no right to award damages; (vi) the decision of the arbitrator shall be final and binding on the parties; and (vii) the arbitrator shall not have been employed by either party (or their respective affiliates) during the period of three (3) years prior to the date of the Expedited Arbitration Proceeding. The parties shall each pay one-half (1/2) of the arbitrator's fees.

                        (iii) The Appraiser shall conduct such hearings and investigations as he or she deems appropriate and shall, within thirty (30) days after the date of designation of the Appraiser, choose either Sublandlord's Determination or Subtenant's Determination as the better estimate of Fair Market Rent, and such choice by the Appraiser shall be conclusive and binding upon Sublandlord and Subtenant. The Fair Market Rent shall be determined taking into account all relevant factors including, without limitation, assuming that the Sublease Premises is available for general office purposes in the then rental market based upon space comparable to the Premises for a term equal to the remainder of the Term, and that no tenant allowance or free rent period is being provided. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Paragraph. The Appraiser appointed pursuant to this Paragraph shall be an independent real estate appraiser with at least ten (10) years of experience in leasing of properties which are similar in character to the Building, and a member of the American Institute of Appraisers of the National Association of Real Estate Boards and a member of the Society of Real Estate Appraisers. The Appraiser shall not have the power to add to, modify or change any of the provisions of the Sublease. After a determination has been made of the Fair Market Rent, the parties shall execute and deliver to each other an instrument setting forth the Fixed Rent for the term.

                        (iv) If the final determination of the Fair Market Rent is not made on or before the Option Space Commencement Date in accordance with the provisions of this Paragraph, then, pending such final determination, the Fair Market Rent shall be deemed to be an amount equal to the average of Sublandlord's Determination and Subtenant's Determination. If, based upon the final determination hereunder of the Fair Market Rent, the payments made by Subtenant on account of the Fixed Rent for the period prior to the final determination of the Fair Market Rent were less than the Fixed Rent payable for such period, then Subtenant, not later than the tenth (10th) day after Sublandlord's demand therefor, shall pay to Sublandlord the amount of such deficiency, together with interest thereon at the interest rate specified in the Overlease for late payment of Base Rent. If, based upon the final determination of the Fair Market Rent, the payments made by Subtenant on account of the Fixed Rent for the period prior to the final determination of the Fair Market Rent were more than the Fixed Rent due hereunder for such period, then Sublandlord, not later than the tenth (10th) day after Subtenant's demand therefor, shall pay such excess to Subtenant, together with interest thereon at the interest rate specified in the Overlease for late payment of Base Rent.

                  H. Any subleasing of the Option Space to Subtenant as provided in this Paragraph 25 shall be subject to the approval of the Overlandlord (if required under the Overlease), which approval Sublandlord shall use good faith, commercially reasonable efforts to obtain, and any delays in the Scheduled Option Space Commencement Date due to a delay in Overlandlord approving the additional sublease of the Option Space to the Subtenant shall extend the Scheduled Option Space Commencement Date. In the event that Overlandlord objects to the sublease of the Option Space to the Subtenant, then Sublandlord shall have the right to declare Subtenant's exercise of the Option ineffective by giving notice thereof to Subtenant, in which case Sublandlord shall have the right to lease the Option Space (or any portion thereof) to any other Person on terms acceptable to Sublandlord in Sublandlord's sole discretion.

            26.   Right of First Offer for 40th Floor.

                  A. Subject to the terms of this Paragraph 26, Sublandlord shall not sublease to any party other than Subtenant portions of the Premises located on the fortieth (40th) floor (each such portion of the Premises that becomes available for sublease and is the subject of an 40th Floor Option Notice, the "40th Floor Option Space"), without first instituting the procedure described in this Paragraph 26.

                  B. Sublandlord shall institute the procedure described in this Paragraph 26 by giving notice thereof (the "40th Floor Option Notice") to Subtenant, which 40th Floor Option Notice shall (i) state that Sublandlord desires to sublease the 40th Floor Option Space, (ii) have annexed thereto a floor plan depicting the 40th Floor Option Space, and (iii) set forth the date that Sublandlord reasonably expects the 40th Floor Option Space to be vacant and available for Subtenant's occupancy (such date designated by Sublandlord being referred to herein as the "Scheduled 40th Floor Option Space Commencement Date"). Sublandlord shall exercise commercially reasonable efforts to deliver the 40th Floor Option Notice to Subtenant at least nine (9) months prior to the Scheduled 40th Floor Option Space Commencement Date; provided, however, that Sublandlord shall not incur any liability or be deemed in default hereunder for failure to deliver the 40th Floor Option Notice at least nine (9) months prior to the Scheduled 40th Floor Option Space Commencement Date.

                  C. Subtenant shall have the option (the "40th Floor Option") to lease the 40th Floor Option Space for a term (the "40th Floor Option Term") commencing on the 40th Floor Option Space Commencement Date (as hereinafter defined) and expiring on the Expiration Date by giving notice thereof (the "40th Floor Response Notice") to Sublandlord not later than the tenth (10th) Business Day after the date that Sublandlord gives the 40th Floor Option Notice to Subtenant. Time shall be of the essence as to the date by which Subtenant must give the 40th Floor Response Notice to

Sublandlord to exercise the 40th Floor Option. If Subtenant does not give the 40th Floor Response Notice to Sublandlord on or prior to the tenth (10th) Business Day after the date that Sublandlord gives the 40th Floor Option Notice to Subtenant, then Sublandlord shall thereafter have the right to sublease the 40th Floor Option Space (or any part thereof) to any other party on terms acceptable to Sublandlord in Sublandlord's sole discretion without being required to make any other offer to Subtenant regarding the 40th Floor Option Space under this Paragraph 26. Subtenant shall not have the right to revoke a 40th Floor Response Notice given to Sublandlord pursuant to this Paragraph 26.

                  D. Subtenant's right to sublease the 40th Floor Option Space is subject to the rights of NUFIC, PW Funding, Inc. and all third parties that have entered into leases, subleases, licenses or other agreements with Sublandlord prior to the date hereof with respect to such space and, accordingly, if any such third party elects to sublease such space pursuant to the terms of such leases, subleases, licenses or other agreements as such terms exist on the date hereof, Sublandlord shall have no obligation to give a 40th Floor Option Notice to Subtenant with respect to such space and Subtenant shall not have the right to sublease such space. Further, Subtenant shall not have the right to exercise the 40th Floor Option with respect to all or any portion of the 40th Floor Option Space in connection with such 40th Floor Option Space being leased to any subtenant that then occupies such 40th Floor Option Space and exercises an option or right to extend such subtenant's sublease therefor. Subtenant's exercise of the 40th Floor Option shall be ineffective if, on the date that Subtenant gives the 40th Floor Response Notice, a default by Subtenant has occurred hereunder and is continuing beyond applicable notice and/or cure periods. If (i) Subtenant exercises the 40th Floor Option, and (ii) at any time prior to the 40th Floor Option Space Commencement Date, a default by Subtenant has occurred hereunder and is continuing beyond applicable notice and/or cure periods, then, at any time prior to the 40th Floor Option Space Commencement Date, Sublandlord shall have the right to declare Subtenant's exercise of the 40th Floor Option ineffective by giving notice thereof to Subtenant, in which case Sublandlord shall have the right to lease the 40th Floor Option Space (or any portion thereof) to any other Person on terms acceptable to Sublandlord in Sublandlord's sole discretion.

                  E. If Subtenant exercises the 40th Floor Option in accordance with the provisions of this Paragraph 26, then, on the 40th Floor Option Space Commencement Date for the 40th Floor Option Space, (i) the 40th Floor Option Space shall be added to the Sublease Premises for purposes of this Sublease (except as otherwise provided in this Paragraph 26E); (ii) Sublandlord shall not be obligated to perform any work or make any installations in the 40th Floor Option Space or grant Subtenant a work allowance therefor; (iii) in connection with Subtenant's exercising Subtenant's rights as set forth in this Paragraph 26 to lease 40th Floor Option Space, the Fixed Rent for the 40th Floor Option Space shall be an amount equal to the product of the Fixed Rent then payable per rentable square foot for the Sublease Premises, multiplied by the rentable square footage of the 40th Floor Option Space. The Fixed Rent for the 40th Floor Option Space shall escalate as, when and in the same proportion, if any, that the Fixed Rent for the remainder of the Sublease Premises escalates as provided in this Sublease.

                  F. If, at any time prior to the Scheduled 40th Floor Option Space Commencement Date, Sublandlord has a reasonable expectation that Sublandlord will be unable to deliver possession of the 40th Floor Option Space to Subtenant on the Scheduled 40th Floor Option Space Commencement Date because of the holding over or retention of possession thereof by any tenant, undertenant or other occupant, then Sublandlord shall give prompt notice thereof to Subtenant (any such notice given by Sublandlord to Subtenant being referred to herein as an "40th Floor Option Space Holdover Notice"). Sublandlord shall include in the 40th Floor Option Space Holdover Notice Sublandlord `s good faith estimate of the delay in Sublandlord `s delivery to Subtenant of possession of the 40th Floor Option Space that Sublandlord then expects to result from any such holding over or retention of possession. If (a) Sublandlord gives a 40th Floor Option Space Holdover Notice to Subtenant, and (b) Sublandlord thereafter in good faith determines that Sublandlord `s initial estimate of the extent of such delay is no longer accurate, then Sublandlord shall give promptly to Subtenant a replacement 40th Floor Option Space Holdover Notice (which includes Sublandlord's revised estimate of such delay). Subject to the terms of this Paragraph 26F, if Sublandlord is unable to deliver possession of the 40th Floor Option Space on the Scheduled 40th Floor Option Space Commencement Date because of the holding over or retention of possession of any tenant, undertenant or occupant in the 40th Floor Option Space without the consent of Sublandlord, then
(i) Sublandlord shall not be subject to any liability for Sublandlord `s failure to give possession on said date, (ii) the validity of this Sublease shall not be impaired under such circumstances, nor shall the same be construed to extend the term of this Sublease with respect to such 40th Floor Option Space or otherwise,
(iii) Subtenant waives any right to rescind this Sublease and further waives the right to recover any damages which may result from Sublandlord `s failure to deliver possession of the 40th Floor Option Space to Subtenant on the Scheduled 40th Floor Option Space Commencement Date (iv) provided Subtenant is not responsible for such inability to deliver possession, the Fixed Rent and Additional Charges payable with respect to the 40th Floor Option Space shall be abated and the date that the 40th Floor Option Space is demised to Subtenant pursuant to this Paragraph 26 shall be postponed until fifteen (15) Business Days after Sublandlord gives Subtenant notice that the 40th Floor Option Space is vacant and available for Subtenant's occupancy or will be vacant and available for occupancy at the end of such period of fifteen (15) Business Days, provided that Subtenant actually receives occupancy on such date, and (v) Sublandlord, at Sublandlord's expense, shall use its reasonable efforts to deliver possession of the 40th Floor Option Space to Subtenant and in connection therewith, if necessary, shall promptly institute and diligently and in good faith prosecute holdover and any other appropriate proceedings against the occupant of the 40th Floor Option Space (the date that the 40th Floor Option Space is added to the Sublease Premises pursuant to this Paragraph 26 being referred to herein as the "40th Floor Option Space Commencement Date"). If Sublandlord fails to deliver possession of the 40th Floor Option Space to Subtenant within one hundred twenty (120) days after the Scheduled 40th Floor Option Space Commencement Date, then Subtenant may elect not to lease the 40th Floor Option Space by notice to Sublandlord no later than fifteen (15) days after the expiration of such one hundred twenty (120) day period (it being understood that if Subtenant makes such election, then Sublandlord shall have the right to lease the 40th Floor Option Space to any third party without Subtenant having any rights thereto under this Paragraph 26).

                  G. Any subleasing of the 40th Floor Option Space to Subtenant as provided in this Paragraph 26 shall be subject to the approval of the Overlandlord (if required under the Overlease), which approval Sublandlord shall use good faith, commercially reasonable efforts to obtain, and any delays in the Scheduled 40th Floor Option Space Commencement Date due to a delay in Overlandlord approving the additional sublease of the 40th Floor Option Space to the Subtenant shall extend the Scheduled 40th Floor Option Space Commencement Date. In the event that Overlandlord objects to the sublease of the 40th Floor Option Space to the Subtenant, then Sublandlord shall have the right to declare Subtenant's exercise of the 40th Floor Option ineffective by giving notice thereof to Subtenant, in which case Sublandlord shall have the right to lease the 40th Floor Option Space (or any portion thereof) to any other Person on terms acceptable to Sublandlord in Sublandlord's sole discretion.

            27. Brokerage. Sublandlord and Subtenant represent and warrant to each other that no broker, other than Cushman & Wakefield, Inc. of New Jersey and CB Richard Ellis (collectively, the "Brokers"), was instrumental in consummating this Sublease, and that no conversations or prior negotiations were had with any broker other than the Brokers concerning the subletting of the Sublease Premises. Subtenant shall indemnify and hold Sublandlord harmless from and against any claims (other than claims by the Brokers) for brokerage commissions or similar fees claimed by any person or entity claiming to have dealt with Subtenant or its employees or agents. Sublandlord shall indemnify and hold Subtenant harmless from and against any claims (including claims by the Brokers) for brokerage commissions or similar fees claimed by any person or entity claiming to have dealt with Sublandlord or its employees or agents.

            28. Assignment of the Overlease. The term "Sublandlord" as used in this Sublease means only the tenant under the Overlease, at the time in question, so that if Sublandlord's interest in the Overlease is assigned, the assignor Sublandlord shall be thereupon released and discharged from all covenants, conditions and agreements of Sublandlord hereunder accruing with respect to the Overlease from and after the date of such assignment, but such covenants, conditions and agreements shall be binding on the assignee until thereafter assigned and assumed by the assignee in writing.

            29.   Notices and Cure Periods; Conditions of Limitation and
Remedies.

                  A. All notices, requests, demands and other communications (for purposes of this Paragraph 29 only, collectively, "notices") hereunder to Sublandlord or Subtenant shall be given in writing and delivered by hand, or by a reputable national overnight courier, to the addresses set forth below:

                  If to Sublandlord:

                  Lehman Brothers Inc.
                  745 Seventh Avenue, 29th Floor
                  New York, New York 10019
                  Attention:  Jaime Fuertes
                              Beth E. Anisman

                  with a copy to:

                  Willkie Farr & Gallagher LLP
                  787 Seventh Avenue

                  New York, New York  10019
                  Attention:  Steven D. Klein

                  If to Subtenant:

                  Franklin Credit Management Corporation
                  Six Harrison Street
                  New York, New York  10013
                  Attention:  John Collins, General Counsel

                  with a copy to:

                  Cole, Schotz, Meisel, Forman & Leonard
                  25 Main Street
                  Hackensack, New Jersey  07601
                  Attention:  Gary M. Albrecht

                  B. By notice given in the aforesaid manner, either party hereto may notify the other as to any change as to where and to whom such party's notices are thereafter to be addressed.

                  C. The effective date of any notice shall be the date of receipt of such notice (or the date that such receipt is refused, if applicable).

                  D. In connection with the incorporation by reference of notice and other time limit provisions of the Overlease into this Sublease (and except with respect to actions to be taken by Subtenant for which shorter time limits are specifically set forth in this Sublease, which time limits shall control for the purposes of this Sublease), the time limits provided in the Overlease for the giving or making of any notice by the tenant thereunder to Overlandlord, the holder of any mortgage, the lessor under any ground or underlying lease or any other party, or for the performance of any act, condition or covenant or the curing of any default by the tenant thereunder, or for the exercise of any right, remedy or option by the tenant thereunder, are changed for the purposes of this Sublease, by shortening the same in each instance: (i) to forty-five (45) calendar days with respect to all such periods of sixty (60) or more calendar or Business Days, (ii) to twenty calendar days with respect to all such periods of thirty (30) or more calendar or Business Days but less than sixty (60) calendar or Business Days, (iii) to ten (10) calendar days with respect to all such periods of twenty (20) or more calendar or Business Days but less than thirty (30) calendar or Business Days, (iv) to five (5) calendar days with respect to all such periods of ten (10) or more calendar or Business Days but less than twenty (20) calendar or Business Days, and (v) to two (2) calendar days with respect to all such periods of five (5) or more calendar or Business Days but less than ten (10) calendar or Business Days; but in any and all events to a time limit enabling Sublandlord to give any notice, perform any act, condition or covenant, cure any default, and/or exercise any option within the time limit relating thereto as contained in the Overlease. Subtenant shall, promptly upon receipt thereof, notify Sublandlord of any notice served by Overlandlord upon Subtenant under any of the provisions of the Overlease or with reference to the Sublease Premises. Sublandlord shall, promptly upon receipt thereof, notify Subtenant of any notice served by Overlandlord upon Sublandlord specifically referring to the Sublease Premises. Subtenant shall promptly furnish notice to Sublandlord of any action taken by Subtenant to cure any default under, or comply with any request or demand made by Overlandlord and/or Sublandlord in connection with the Overlease (pertaining to the Sublease Premises) or this Sublease.

                  E. Modifying the provisions of Section 26.1(c) of the Overlease, as such provisions are applicable to Subtenant and the estate created under this Sublease, the time period set forth in such Section 26.1(c) shall be deemed to be five (5) calendar days.

                  F. Modifying (to the extent of any inconsistency between such provisions and this Subparagraph 29F) the provisions of Article 26 of the Overlease that have been incorporated into this Sublease, as such provisions are applicable to the Sublease Premises, in order for Subtenant to be entitled to a cure period in excess of thirty (30) days under Section 26.1 (d) of the Overlease, Subtenant shall complete such remedy in all events prior to such time as would subject Sublandlord or Overlandlord and their respective agents, as well as any other parties listed in Section 26.1(d) of the Overlease, to criminal prosecution or civil liability.

            30.   Condition of the Sublease Premises; Sublandlord's
Contribution.

                  A. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in this Sublease, which alone fully and completely expresses their agreements, and that the same are entered into after full investigation, neither party relying upon any statement or representation made by the other and not embodied in this Sublease. Subject to substantial completion of Sublandlord's Work and except as expressly provided herein, Subtenant agrees to accept possession of the Sublease Premises in "as is", "where is" and "with all faults" condition on the Commencement Date and, other than Sublandlord's Work (including the diligent completion of any punchlist items remaining after substantial completion), Sublandlord is not required to perform work of any kind, nature or description to prepare the Sublease Premises for Subtenant's occupancy; provided that Sublandlord agrees to deliver the Sublease Premises to Subtenant vacant, broom clean and free of Sublandlord's personal property (other than as described below with respect to the Furniture). Upon the Commencement Date, Sublandlord shall sell the furniture listed on Schedule 1 (the "Furniture") to Subtenant in its "as is" condition as of the date hereof, reasonable wear and tear excepted, for $10.00. Sublandlord shall ensure that the Furniture is in the Sublease Premises on the Commencement Date. Upon request, Sublandlord shall deliver a bill of sale to Subtenant conveying title to the Furniture, which instrument shall be in a form and substance reasonably acceptable to Sublandlord and Subtenant and consistent with the terms of this Paragraph 30. SUBLANDLORD MAKES NO GUARANTEES, REPRESENTATIONS, WARRANTIES OR PROMISES WITH RESPECT TO THE CONDITION OF THE FURNITURE AND SUBTENANT SHALL ACCEPT SUCH FURNITURE "AS IS" AND WITH ALL FAULTS AND DEFECTS. SUBTENANT AGREES THAT SUBLANDLORD SHALL NOT BE LIABLE FOR ANY LATENT OR PATENT DEFECTS IN THE FURNITURE, AND SHALL NOT BE BOUND IN ANY MANNER WHATSOEVER BY ANY GUARANTEES, REPRESENTATIONS, WARRANTIES OR PROMISES PERTAINING TO THE FURNITURE CLAIMED TO HAVE BEEN MADE OR FURNISHED BY SUBLANDLORD OR ANY OTHER PERSON OR ENTITY, INCLUDING, WITHOUT LIMITATION ANY

PARTNER, MEMBER, MANAGER, SHAREHOLDER, EMPLOYEE, AGENT, BROKER, ATTORNEY OR OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SUBLANDLORD, WHETHER VERBALLY OR IN WRITING. SUBTENANT ACKNOWLEDGES THAT NEITHER SUBLANDLORD NOR ANY OF THE EMPLOYEES, AGENTS, REPRESENTATIVES, BROKERS OR ATTORNEYS OF SUBLANDLORD HAS MADE ANY VERBAL OR WRITTEN GUARANTEES, REPRESENTATIONS, WARRANTIES OR PROMISES WHATSOEVER TO SUBTENANT, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE FURNITURE. IN THE EVENT THAT THIS SUBLEASE TERMINATES PRIOR TO THE COMMENCEMENT DATE, THE SALE CONTEMPLATED BY THIS SUBPARAGRAPH 30A SHALL NOT OCCUR AND SHALL BE CONSIDERED NULL, VOID AND OF NO EFFECT.

                  B. In connection with preparing the Sublease Premises for the initial occupancy of Subtenant, Sublandlord shall perform the work described on Schedule 2(the "Sublandlord's Work") with due dispatch, in a good and workmanlike manner, and in compliance with the Overlease and all applicable law.

                  C. Subtenant acknowledges and agrees that any and all alterations, installations, renovations or other items of work (other than Sublandlord's Work) necessary to prepare the Sublease Premises for Subtenant's initial occupancy ("Subtenant's Work") shall be performed by Subtenant (subject to the provisions of Paragraph 9 above and the applicable provisions of the Overlease), at Subtenant's sole cost and expense subject to Subparagraph 30D below. Subtenant shall not engage any contractor to perform Subtenant's Work without obtaining Overlandlord's (if required under the Overlease) and Sublandlord's prior approval of such contractor, which approval of Sublandlord shall not be unreasonably withheld or delayed.

                  D. Subject to the terms and conditions hereinafter set forth, Sublandlord agrees to provide to Subtenant an allowance ("Sublandlord's Contribution") for Subtenant's hard and soft construction costs in preparing the Sublease Premises for Subtenant's initial occupancy (the "Initial Alterations"), in an aggregate maximum amount equal to Six Hundred Seventy Seven Thousand Three Hundred Twenty and no/100 Dollars ($677,320.00) (i.e., $20.00 per rentable square foot of the Sublease Premises). Fifty percent (50%) of Sublandlord's Contribution shall be paid to Subtenant upon the execution and delivery of this Sublease by all parties hereto, and fifty percent (50%) of Sublandlord's Contribution shall be paid to Subtenant within thirty (30) days after Subtenant's commencement of the Initial Alterations. Subtenant agrees that the Initial Alterations shall be constructed pursuant to the plans and specifications attached hereto as Exhibit C and made a part hereof (the "Approved Plans and Specifications"). At all times during Subtenant's construction period, Subtenant shall obtain, and shall maintain, all necessary and appropriate permits, licenses, authorizations and approvals from all governmental authorities having or asserting jurisdiction, and shall deliver true copies thereof to Sublandlord. In addition, Subtenant shall deliver to Sublandlord conditional waivers of lien from all contractors, subcontractors, vendors, suppliers and materialmen who furnish materials or supplies or perform work or services and full lien waivers for all work performed, completed and paid for. No portion of the Sublandlord's Contribution shall vest in Subtenant or Subtenant's general contractor, nor shall Subtenant sell, transfer, assign, encumber or create a security interest in Sublandlord's Contribution.

            31.   Security.

                  A. On or prior to the Commencement Date, Subtenant shall deliver to Sublandlord a clean, irrevocable, transferable and unconditional letter of credit (the "Letter of Credit") issued by and drawn upon a commercial bank (hereinafter referred to as the "Issuing Bank") which shall be a member bank of the New York Clearinghouse Association (or, in the alternative, which shall have offices for banking purposes in the Borough of Manhattan and shall have a net worth of not less than $250,000,000, with appropriate evidence thereof to be submitted by Subtenant), which Letter of Credit shall: (i) have a term of not less than one year, (ii) be in the form annexed hereto as Exhibit D,
(iii) be for the benefit of Sublandlord, its successor and assign, (iv) be in the amount of One Hundred Ninety Thousand Four Hundred Ninety Six and 25/100 Dollars ($190,496.25) (the "Security Deposit Amount"), (v) except as otherwise provided in this Subparagraph 31A, conform and be subject to the International Standby Practices (1998), International Chamber of Commerce Publication 590 (or any revision thereof or successor thereto), (vi) be fully transferable by Sublandlord without any fees or charges therefor, (vii) provide that Sublandlord shall be entitled to draw upon the Letter of Credit upon presentation to the Issuing Bank of a sight draft accompanied by Sublandlord's statement that Sublandlord is then entitled to draw upon the Letter of Credit pursuant to the terms of this Sublease, and (viii) provide that the Letter of Credit shall be deemed automatically renewed, without amendment, for consecutive periods of one year each year thereafter during the entire Term and for a period of thirty (30) days thereafter, unless the Issuing Bank shall send notice (the "Non-Renewal Notice") to Sublandlord by registered mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit that the Issuing Bank elects not to renew such Letter of Credit, in which case Sublandlord shall have the right, by sight draft on the Issuing Bank, to receive the monies represented by the then existing Letter of Credit, and to hold and/or disburse such proceeds pursuant to the terms of this Paragraph 31, unless Subtenant shall replace the Letter of Credit with a new Letter of Credit complying with the terms hereof within ten (10) days of the Non-Renewal Notice. If Sublandlord shall fail, for any reason whatsoever, to draw upon the Letter of Credit within said thirty (30) day period, and the Letter of Credit shall expire prior to the thirtieth (30th) day following the Expiration Date of the Term, then Subtenant shall, upon demand, immediately furnish Sublandlord with a replacement Letter of Credit (which shall comply with all of the conditions set forth in this Paragraph), so that Sublandlord shall have the entire Letter of Credit on hand at all times during the Term and for a period of thirty (30) days thereafter. Subtenant acknowledges and agrees that the Letter of Credit shall be delivered to Sublandlord as security for the faithful performance and observance by Subtenant of all of the covenants, agreements, terms, provisions and conditions of this Sublease, and that Sublandlord shall have the right to draw upon the Letter of Credit in any instance in which Sublandlord would have the right to use, apply or retain the whole or any part of the proceeds of such Letter of Credit pursuant to the terms of this Paragraph 31.

                  B. Subtenant agrees that, if Subtenant shall default beyond any applicable notice and/or cure periods with respect to any of the covenants, agreements, terms, provisions and conditions that shall be the obligation of Subtenant to observe, perform or keep under the terms of this Sublease, including the payment of the Fixed Rent and Additional Charges, Sublandlord may use, apply or retain the whole or any part of the proceeds of the Letter of Credit to the extent required for the payment of any Fixed Rent and Additional Charges, or any other payments as to which Subtenant shall be in default or for any monies which Sublandlord may expend or may be required to expend by reason of Subtenant's default in respect of any of the covenants, agreements, terms, provisions and conditions of this Sublease, including any damages or deficiency in the reletting of the Sublease Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Sublandlord. Sublandlord shall not be required to so use, apply or retain the whole or any part of the proceeds of the Letter of Credit, but if the whole or any part thereof shall be so used, applied or retained, then Subtenant shall, upon demand, promptly deliver to Sublandlord a replacement Letter of Credit so that Sublandlord shall have a Letter of Credit for the required Security Deposit Amount on hand at all times during the Term. In the event that Subtenant shall have fully complied with all of the terms, provisions, covenants, agreements and conditions of this Sublease, the Letter of Credit shall be returned to Subtenant within thirty (30) days after the Expiration Date and delivery of exclusive possession of the Sublease Premises to Sublandlord in the condition required by this Sublease (if Subtenant does not thereafter remain in occupancy of the Sublease Premises pursuant to a direct lease with Overlandlord). In the event of any making or assignment of any ground or underlying lease or upon an assignment of Sublandlord's interest in this
Sublease: (i) Sublandlord shall have the right to transfer the Letter of Credit to the assignee or lessee or transferee, (ii) upon written acknowledgment by such assignee or lessee or transferee of receipt of the Letter of Credit, Sublandlord shall thereupon be released by Subtenant from all liability for the return of such Letter of Credit, and (iii) Subtenant agrees to look solely to Sublandlord's successor for the return of said Letter of Credit; it being agreed that the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit to a new Sublandlord. Subtenant further covenants that Subtenant will not assign or encumber or attempt to assign or encumber the Letter of Credit, and that neither Sublandlord nor Sublandlord's successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

            32. Miscellaneous. This Sublease is made in the State of New Jersey and shall be governed by and construed under the laws thereof. This Sublease supersedes any and all other or prior understandings, agreements, covenants, promises, representations or warranties of or between the parties (which are fully merged herein). The headings in this Sublease are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof. Whenever necessary or appropriate, the neuter gender as used herein shall be deemed to include the masculine and feminine; the masculine to include the feminine and neuter; the feminine to include the masculine and neuter; the singular to include the plural; and the plural to include the singular. This Sublease shall not be binding upon the parties hereto for any purpose whatsoever unless and until the parties have delivered to each other fully executed duplicate originals hereof. This Sublease may be executed in several counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            33. Valid Authority. Subtenant hereby represents and warrants to Sublandlord that:

                  A. Subtenant is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full right and authority to enter into this Sublease; and

                  B. The execution, delivery and performance of this Sublease by Subtenant: (i) has been duly authorized, (ii) does not conflict with any provisions of any instrument to which Subtenant is a party or by which Subtenant is bound, and (iii) constitutes a valid, legal and binding obligation of Subtenant.

                  C. Sublandlord is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full right and authority to enter into this Sublease; and

                  D. The execution, delivery and performance of this Sublease by Sublandlord: (i) has been duly authorized, (ii) does not conflict with any provisions of any instrument to which Sublandlord is a party or by which Sublandlord is bound, and (iii) constitutes a valid, legal and binding obligation of Sublandlord.

            34. Failure to Give Possession. If Sublandlord shall be unable to give possession of the Sublease Premises to Subtenant on the Commencement Date, because of the holding-over or retention of possession of any subtenant, under-subtenant or other occupant or for any other reason outside of Sublandlord's reasonable control, Sublandlord shall not be subject to any liability for failure to give possession on said date and the validity of this Sublease shall not be impaired under such circumstances, nor shall the same be construed to extend the term of this Sublease, but the Fixed Rent and Additional Charges shall be abated (provided that Subtenant is not responsible for the inability to obtain possession) until the Commencement Date. The provisions of this Paragraph 34 shall be considered an express agreement governing any case of Sublandlord's failure to deliver possession of the Sublease Premises, and any law now or hereafter in force which is inconsistent with the provisions of this Paragraph 34 shall have no application in such case.

            35. Consent of Overlandlord under the Overlease. This Sublease shall have no effect until Overlandlord shall have given written consent hereto. If Overlandlord does not consent to this Sublease for any reason whatsoever within twenty (20) Business Days after the date hereof, then either party may elect to cancel this Sublease by giving notice to the other party after the expiration of said twenty (20) Business Day period, but prior to the giving of said consent by Overlandlord to this Sublease. Subtenant acknowledges that Subtenant may be required to execute and deliver a consent agreement as a condition precedent to the execution thereof by Overlandlord. Subtenant agrees that Subtenant shall promptly execute and deliver to Sublandlord such consent agreement provided same is in form and substance reasonably acceptable to Subtenant. Notwithstanding anything to the contrary contained in this Paragraph 35, in the event that Overlandlord (either directly or through its attorneys) shall have forwarded a form of consent to Sublandlord within said twenty (20) Business Day period, but such consent shall not have been executed by all parties thereto for any reason whatsoever, then said twenty (20) Business Day period shall be extended by an additional period of five (5) Business Days, during which period Sublandlord and Subtenant shall diligently and in good faith take all reasonable acts necessary to obtain said consent. If either party shall have given notice of cancellation to the other party (in accordance with the provisions of this Paragraph 35), then: (i) Sublandlord shall not be obligated to take any further action to obtain such consent, (ii) Sublandlord shall return to Subtenant the Letter of Credit and (iii) this Sublease shall thereupon be deemed null and void and of no further force and effect, and neither of the parties hereto shall have any rights or claims against the other.

            36. Termination of Overlease. Subject to Subtenant's attornment obligations hereunder, if the Overlease terminates for any reason then this Sublease shall also terminate. Sublandlord shall not be liable for any such termination unless such termination shall have arisen out of a default under the Overlease by Sublandlord not arising out of a default hereunder by Subtenant (and in such event, Sublandlord shall in no event be liable for consequential, special, punitive or other indirect damages).

                  A. Sublandlord hereby agrees to request within fifteen (15) days after the date hereof that Overlandlord enter into a commercially reasonable form of subordination, non-disturbance and attornment agreement with Subtenant in Overlandlord's standard form (a "SNDA"); provided that (a) execution of an SNDA shall not be a condition to the effectiveness of this Sublease and (b) failure to obtain an SNDA shall not be deemed a default by Sublandlord hereunder.

                  B. Sublandlord covenants to Subtenant that it shall not do or fail to do any act that would result in the termination of the Overlease; provided that Sublandlord has the right to terminate the Overlease so long as either (i) the Overlease remains in effect with respect to the Sublease Premises or (ii) Subtenant and Overlandlord has executed an SNDA, in which case Sublandlord shall be permitted to terminate the Overlease without Subtenant's consent and without any liability to Subtenant.

                  C. Sublandlord agrees to use commercially reasonable efforts to enforce Sublandlord's rights under any subordination, non-disturbance and attornment agreement it has entered into with any other party having an interest in the Premises for the benefit of Subtenant to the extent that such subordination, non-disturbance and attornment agreement relates to the Sublease Premises, upon Subtenant's written request therefor. Subtenant shall promptly reimburse Sublandlord for any and all costs which Sublandlord shall incur in expending such efforts, and Subtenant does hereby indemnify and agree to hold Sublandlord harmless from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred by Sublandlord in expending such efforts, and such indemnity shall survive the Expiration Date or sooner termination of this Sublease.

            37. Sublandlord Consent. In any instance in which Sublandlord is required by any provision of this Sublease or applicable law not unreasonably to withhold consent or approval, Subtenant's sole remedy (except in the case where it is judicially determined that Sublandlord acted capriciously and in bad faith) shall be an action for specific performance or injunction requiring Sublandlord to grant such consent or approval, all other remedies which would otherwise be available being hereby waived by Subtenant.

            38. Subtenant Default. In addition to any remedies that Sublandlord has hereunder by virtue of the incorporation of applicable terms of the Overlease, if (a) Subtenant shall fail to perform any of its obligations hereunder and such failure shall continue beyond any notice and cure period provided for herein, or (b) Overlandlord shall give any notice of failure or default under the Overlease arising out of any failure by Subtenant to perform any of its obligations hereunder and such failure shall continue beyond applicable notice and/or cure periods then, in either case, Sublandlord shall have the right (but not the obligation) to perform or endeavor to perform such obligation, at Subtenant's expense, and Subtenant shall, within ten (10) days of Sublandlord's demand from time to time, reimburse Sublandlord for all reasonable out-of-pocket costs and expenses incurred by Sublandlord in doing so (with interest thereon at the interest rate specified in the Overlease for late payment.) In no event shall Subtenant be liable for consequential, special, punitive or other indirect damages arising from Subtenant's failure to pay any sum or perform any other obligation under the Overlease or hereunder, except as otherwise expressly provided herein. The provisions of this Paragraph 38 shall survive the termination of this Sublease.

            39. Sublandlord Default. In the event of a default by Sublandlord in the payment of any sum or performance of any other obligation due under the Overlease,

Subtenant's sole remedy shall be to pay such sum directly to Overlandlord or perform such obligation on behalf of Sublandlord, as the case may be, and the sums so paid or expended by Subtenant shall be reimbursed to Subtenant by Sublandlord within ten (10) days after demand therefor or, at Subtenant's election, may be offset from the rent and other charges payable by Subtenant hereunder. In no event shall Sublandlord be liable for consequential, special, punitive or other indirect damages arising from Sublandlord's failure to pay any sum or perform any other obligation under the Overlease or hereunder. The provisions of this Paragraph 39 shall survive the termination of this Sublease.

            40. Governmental Incentives. Sublandlord shall cooperate with Subtenant in Subtenant's efforts to negotiate, implement and receive the benefits of an incentive package with various Governmental Authorities, and to execute and deliver any supplements or modifications to this Sublease that are reasonably required in connection therewith, provided that no such Sublease modification or supplement shall (a) increase any obligation of Sublandlord under this Sublease, (b) adversely affect any right of or benefit to Sublandlord under this Sublease (except to a de minimis extent), (c) relieve Subtenant of or reduce any of its obligations under this Sublease, or (d) interfere in any material respect with Sublandlord's ability to arrange financing for Sublandlord's interest in the Sublease Premises. Any and all fees, costs and expenses imposed by the applicable Governmental Authority shall be borne solely by Subtenant, and Subtenant shall reimburse Sublandlord within thirty (30) days of Sublandlord's demand therefor, for any and all reasonable out-of-pocket fees, costs and expenses actually incurred by Sublandlord in connection with Subtenant's requests and in cooperating with Subtenant as provided in this Paragraph 40, including, without limitation, the reasonable costs and expenses of Sublandlord's counsel, consultants and professionals.

            41. Quiet Enjoyment. Sublandlord covenants that Subtenant, for so long as Subtenant is not in default beyond the expiration of any applicable notice and/or cure periods, shall and may peacefully and quietly have, hold and enjoy the Sublease Premises for the Term, free from any interference or hindrance by Sublandlord, but subject to the exceptions, reservations and conditions hereof, acts or omissions of Overlandlord, the Overlease and any other superior lease or mortgage.

            42. Attorneys' Fees. In connection with any litigation, including appellate proceedings, initiated by a party hereto against the other party hereto and arising out of this Sublease, the party adjudicated to be the substantially prevailing party shall be entitled to recover reasonable attorneys' fees and disbursements from the other party.

            43. The term "Person" shall mean any natural person or persons, a partnership, a limited liability company, a corporation and any other form of business or legal association or entity.

            IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease as of the day and year first written above.

                                        SUBLANDLORD:

                                        LEHMAN BROTHERS HOLDINGS INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        SUBTENANT:

                                        FRANKLIN CREDIT MANAGEMENT CORPORATION

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT A
                                   Floor Plan

                                    EXHIBIT B
                                    Overlease

                                    EXHIBIT C
                            Plans and Specifications

                                    EXHIBIT D
                            Form of Letter of Credit

NO. _________________ Date __________ Irrevocable Letter of Credit # __________

BENEFICIARY

Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019

Dear Sir(s),

We hereby authorize you to value on ________________________.

For the account of ______________________________________up to the aggregate amount of $ ____________________________.

Available by your drafts at sight, accompanied by your statement, purportedly signed by one of your authorized officers, partners or agents, that the amount of your drawing represents funds due and payable under a certain sublease dated as of October __, 2004, executed by and between Lehman Brothers Holdings Inc. and Franklin Credit Management Corporation (the "Sublease"). This Letter of Credit may be transferred to any transferee of the interest of the sublandlord under the Sublease.

It is a condition of this Letter of Credit that it shall be deemed to be automatically extended for a period of one year from the present or any future expiration date, unless we shall notify you by written notice given by registered mail or overnight express courier at least 60 days prior to such expiration date that we elect not to renew it for such additional period, in which case you shall have the right to draw on us the full amount of this Letter of Credit by your sight draft, accompanied by your signed written statement that you are drawing under Letter of Credit # ________________ because you have received notice of non-renewal from us, and the accountee is still obligated to you under the above-referenced lease.

Partial draws are permitted under this Letter of Credit.

All drafts drawn under this Letter of Credit must bear on their face the clause "Drawn under Letter of Credit/# ______________".

Except so far as otherwise expressly stated, this Letter of Credit is subject to International Standby Practices (1998 Revision), International Chamber of Commerce Publication No. 590.

                                    EXHIBIT E
                     Exclusions from Incorporated Provisions

The following provisions of the Overlease are not incorporated into this
Sublease:

1. The provisions of the Overlease providing for Overlandlord to provide liability and/or casualty insurance.

2.    Any provisions requiring Overlandlord to deliver non-disturbance agreements from superior lessors or mortgagees, provided that Subtenant shall nevertheless be required to subordinate this sublease to any such superior lessors or mortgagees in the manner required by the Overlease and this Sublease.

3.    The provisions of the Overlease requiring Overlandlord to indemnify, defend and/or hold harmless tenant with respect to the common or public areas of the Building.

4.    The provisions of the Overlease providing for Overlandlord to provide building services, including, without limitation, security.

5.    The provisions of the Overlease obligating the Overlandlord to make repairs or perform work.

6.    The provisions of the Overlease obligating the Overlandlord to comply with law.

7.    The provisions of the Overlease obligating the Overlandlord to restore the
            Building after a casualty or condemnation.

Nothing set forth in this Exhibit E shall be construed to limit the obligations of Overlandlord with respect to the foregoing matters under the Overlease or the obligation of Sublandlord to enforce such obligations to the extent expressly required by this Sublease.

                                   Schedule 1
                              Sublandlord Furniture

14 Locker Cabinets (each cabinet measures 48"w 18"d 72"h and has 8 locker units)

62 2-Drawer Lateral Files (each measures 36"w and is dark gray)

104 Pedestals (each has a Box/Box/File configuration and is dark gray)

43 Pedestals (each has a File/File configuration and is dark gray)

                                   SCHEDULE 2
                               Sublandlord's Work

1.    Install chilled water submeter.

2. Deliver Sublease Premises with all base building systems in good working condition.

3. Remove furniture except furniture set forth on Schedule 1 hereof and deliver Sublease Premises in broom clean condition.

4. Deliver Sublease Premises with all meters, electric panels and transformers in place on the floor.